                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   ENCAD, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     ENCAD, INC.

                             6059 CORNERSTONE COURT WEST

                             SAN DIEGO, CALIFORNIA 92121


                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JULY 17, 1997


   The Annual Meeting of Shareholders (the "Meeting") of ENCAD, Inc., a California corporation (the "Company"), will be held on Thursday, July 17, 1997 at 2:00 p.m., Pacific Daylight Time (local time), at the Wyndham Garden Hotel, 5975 Lusk Boulevard, San Diego, California 92121, to consider and vote upon the following matters which are more fully described in the accompanying Proxy Statement:

    1.   To elect the Board of Directors.

    2. To ratify appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1997.

    3. To approve an amendment to the 1993 Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares authorized to be purchased under the Purchase Plan by 120,000 shares, from 400,000 shares to a total of 520,000 shares.

    4. To approve an amendment to the 1993 Stock Option/Stock Issuance Plan (the "Option Plan") to increase the number of shares authorized for issuance under the Option Plan by 240,000 shares, from 1,559,020 shares to a total of 1,799,020 shares.


    5. To approve an amendment to the Option Plan to provide for automatic annual increases in the number of shares authorized for issuance under the Option Plan in an amount equal to two percent (2%) of the then outstanding shares of Common Stock, with such increases to commence on January 1, 1998 and to continue on the first day of January of each year thereafter.


    6. To approve the Company's reincorporation in Delaware through the merger of ENCAD, Inc., a California corporation, with a wholly-owned subsidiary of ENCAD, Inc. ("the Delaware Company").


    7. In the event Proposal 6 is approved, to approve an increase in the number of shares of Common Stock authorized for issuance by the Delaware Company from 15,000,000 to 60,000,000 shares concurrently with the Company's reincorporation in Delaware.


    8. In the event Proposal 6 is not approved, to approve the amendment of the Company's Restated Articles of Incorporation to provide for an increase in the number of shares of Common Stock authorized for issuance by the Company from 15,000,000 to 60,000,000 shares.

    9. To transact such other business as may properly be presented to the Meeting or any adjournments or postponements thereof.

   Only shareholders of record as of the close of business on May 16, 1997 will be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

   All shareholders are cordially invited to attend the Meeting in person. Regardless of whether you plan to attend the Meeting, YOU ARE URGED TO SIGN AND DATE THE ENCLOSED PROXY WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE, postage for which has been provided if mailed in the United States. The prompt return of Proxies will ensure a quorum and save the Company the expense of further solicitation. Any shareholder returning the enclosed Proxy may revoke it prior to its exercise by voting in person at the Meeting or by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date.

                                  By order of the Board of Directors,



                                  Thomas L. Green, Esq.
                                  Corporate Secretary

SAN DIEGO, CALIFORNIA



May 27, 1997

                   YOUR VOTE IS IMPORTANT

    In order to assure your representation at the Meeting, you are requested to complete, sign and date the enclosed proxy and return it as promptly as possible in the enclosed envelope. No postage need be affixed if mailed in the United States.

                                   ENCAD, INC.
                           6059 CORNERSTONE COURT WEST
                           SAN DIEGO, CALIFORNIA 92121

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 17, 1997

                                TABLE OF CONTENTS


SOLICITATION OF PROXIES AND VOTING . . . . . . . . . . . . . . . . . . . . . .1
PROPOSAL 1 - ELECTION OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . .2
PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS . . . . . . . .4
PROPOSAL 3 - APPROVAL OF AMENDMENT TO 1993 EMPLOYEE
   STOCK PURCHASE PLAN TO INCREASE AUTHORIZED SHARES . . . . . . . . . . . . .5
PROPOSAL 4 - APPROVAL OF AMENDMENT TO THE 1993 STOCK OPTION/STOCK
   ISSUANCE PLAN TO INCREASE AUTHORIZED SHARES . . . . . . . . . . . . . . . .8
PROPOSAL 5 - APPROVAL OF AMENDMENT TO EMPLOYEE STOCK OPTION / STOCK
   ISSUANCE PLAN FOR AUTOMATIC INCREASE IN AUTHORIZED SHARES . . . . . . . . 19
PROPOSAL 6 - APPROVAL OF REINCORPORATION OF THE COMPANY IN DELAWARE. . . . . 20
PROPOSAL 7 - APPROVAL TO INCREASE NUMBER OF AUTHORIZED SHARES OF
   COMMMON STOCK OF DELAWARE COMPANY TO 60,000,000 CONCURRENTLY
   WITH THE COMPANY'S REINCORPORATING IN DELAWARE. . . . . . . . . . . . . . 35
PROPOSAL 8 - APPROVAL OF AMENDMENT OF THE COMPANY'S RESTATED
   ARTICLES OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED
   SHARES OF COMPANY'S COMMON STOCK TO 60,000,000. . . . . . . . . . . . . . 37
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . . . . . . 39
BOARD OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
EXECUTIVE OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
COMPENSATION OF EXECUTIVE OFFICERS . . . . . . . . . . . . . . . . . . . . . 44
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. . . . . . . . 47
LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS . . . . . . . . . . . . 50
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . . . . . . . . . . . . . . 51
SUBMISSION OF SHAREHOLDER PROPOSALS. . . . . . . . . . . . . . . . . . . . . 51
FINANCIAL STATEMENTS AUTHORIZED. . . . . . . . . . . . . . . . . . . . . . . 51
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. . . . . . . . . . . 51
OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52

                                   PROXY STATEMENT



                        FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

                                      ENCAD, INC.

                                 GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of Proxies by and on behalf of the Board of Directors of ENCAD, Inc., a California corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders (the "Meeting") to be held at the Wyndham Garden Hotel, 5975 Lusk Boulevard, San Diego, California 92121, on Thursday, July 17, 1997, at 2:00 p.m., Pacific Daylight Time (local time), and at any adjournments or postponements thereof, for the purposes set forth in the preceding notice. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about May 27, 1997.

                          SOLICITATION OF PROXIES AND VOTING

SOLICITATION

    The expense of printing and mailing these Proxy materials will be borne by the Company. The Company has contracted with Corporate Investor Communications, Inc. ("CIC") to assist in solicitation of proxies for the Meeting. CIC will mail a search notice to banks, brokers, nominees and street-name accounts to develop a listing of shareholders, distribute proxy materials to brokers and banks for subsequent distribution to beneficial holders of the stock, and solicit proxy responses from holders of the Company's common stock, no par value ("Common Stock"). The anticipated cost of the proxy solicitation by CIC is $5,000. In addition, the Company may reimburse brokers, banks, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with forwarding these proxy materials to the beneficial owners of the Common Stock as of the Record Date (as defined below). No additional compensation will be paid for such services.

SHAREHOLDERS ENTITLED TO VOTE

    Only shareholders of record as of the close of business on May 16, 1997 (the "Record Date") will be entitled to vote at the Meeting. As of the Record Date, there were issued and outstanding _________ shares of Common Stock. No shares of the Company's Preferred Stock, no par value ("Preferred Stock") were outstanding.

QUORUM AND VOTING

    The required quorum for the transaction of business at the Meeting is the presence, in person or by proxy, of the holders of a majority of shares entitled to vote as of the Record Date. The shareholders are entitled to one vote per share on all matters brought before the Meeting. The shareholders' votes may be oral or by ballot; provided however, that any election of directors of the Company ("Directors") must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than the election of Directors, any shareholder may vote part of its shares in favor of a proposal and refrain from voting the remaining shares or vote them against the proposal, but, if a shareholder fails to specify the number of shares which a shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the Meeting and entitled to vote on any matter (other than the election of Directors) shall be the act of the shareholders, unless the vote of a greater number or voting classes is required by California General Corporation Law, the Company's Restated Articles of Incorporation or the Company's Amended and Restated Bylaws. No shareholder shall be entitled to cumulate votes (i.e., cast votes for any one or more candidates a number of votes greater than the number of the shareholder's shares). California statute and case law does not give specific instructions regarding the treatment of abstentions and broker nonvotes for companies such as ENCAD, Inc., however, the Company believes that California law provides that if shares are represented and voted on any issue at a shareholder meeting, a failure to vote yes on any other issues (through either abstention or a broker nonvote) has the same effect as a negative vote on such other issues.

VOTING AND REVOCABILITY OF PROXY

    If the enclosed Proxy is properly signed and received by the Company prior to the Meeting, the Proxy shall be voted as directed by the shareholder. If no instructions are given on the executed Proxy, the Proxy will be voted in favor of the election of the nominees for the Board of Directors (Proposal 1), and also in favor of Proposals 2 through 7 as described in this Proxy Statement, and in favor of Proposal 8, if Proposal 6 is not approved by the shareholders.

    Any shareholder returning the enclosed Proxy may revoke it prior to its exercise by voting in person at the Meeting or by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date.


                                      PROPOSAL 1

                                ELECTION OF DIRECTORS

    A Board of Directors of the Company (the "Board") is to be elected at the Annual Meeting to hold office until their term has expired or until their successors are duly elected and qualified. Under the Company's Restated Bylaws, the number of Directors is not to be less than five nor more than nine, with the actual number to be fixed from time to time by resolution of the Board. The Board has fixed the authorized number of Directors at seven. The Board currently consists of seven Directors. Each of the seven Directors currently serving on the Board, listed below as Nominees for Election as Director, has agreed to stand for re-election at the Meeting and to serve until the next Annual Meeting of Shareholders or until their respective successors are elected or appointed.

    Unless individual shareholders specify otherwise, each returned Proxy will be voted for the election of the nominees who are listed herein, or for as many nominees of the Board as possible, such votes to be distributed among such nominees in the manner as the persons named in the enclosed Proxy see fit.

    If, however, any of those named are unable to serve, or for good cause decline to serve at the time of the Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. The Board is not aware of any circumstances that would render any nominee unavailable for election.

NOMINEES FOR ELECTION AS DIRECTOR

DAVID A. PURCELL
CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
AGE: 58

    Mr. Purcell has served as Chairman of the Board, a Director and President since the Company's founding in November 1981. Mr. Purcell resigned the title of President in June 1995 but continues to serve as Chairman of the Board and
Chief Executive Officer of the Company.   Prior to founding the Company, Mr.
Purcell served in varying capacities, including District, Regional and National Sales Manager at Union Carbide's Electronics Division from 1964 to 1969. In 1969 he founded Celtec, a technical manufacturers' representative company, and served as its Chief Executive Officer. He is also a co-founder of two other companies: Bishop Electronics, a manufacturer of precision capacitors, and Ryno Electronics, Inc., an electronics distribution company ultimately acquired by Western Microtechnology in 1986. Mr. Purcell served as a director of

Bishop Electronics from 1976 to 1993 and of Ryno Electronics from 1978 to 1986. Mr. Purcell attended Nasson College and California State College-Fresno.

RICHARD A. PLANTE
DIRECTOR AND PRESIDENT AND CHIEF OPERATING OFFICER
AGE:  44
    Mr. Plante has served as a Director since June 1996 and as President and Chief Operating Officer since joining the Company in June 1995. Prior to joining the Company, Mr. Plante served as Vice President. Product Development from 1992 to 1995 at CalComp, Inc., a manufacturer of plotters and printers. From 1991 to 1992, Mr. Plante was Vice President of Manufacturing of Kwikset Corporation / Black and Decker, Corp., a manufacturer of residential door hardware. From 1974 to 1991, Mr. Plante held various senior level positions at Hewlett-Packard, a publicly-held company which designs, manufactures, and services electronic products. Mr. Plante holds undergraduate degrees in computer science and business administration from Oregon State University.

ROBERT V. ADAMS
DIRECTOR
AGE:  65
    Mr. Adams has served as a Director since December 1994. Mr. Adams is currently President, Chief Executive Officer and Senior Principal of Xerox Technology Ventures, a division of Xerox Corporation ("Xerox") where he has held numerous management positions since 1965, including President and General Manager of the Printing Systems Division, Corporate Vice President, President of Xerox Systems Group and Executive Vice President overseeing the Corporate Strategy Office and Custom Systems Division. Currently, Mr. Adams is Chairman of the Board of Documentum and Document Sciences, and a director of Tekelec, Inc., a company engaged in the design and manufacture of test systems for data communications. Mr. Adams holds an undergraduate degree in Mechanical Engineering from Purdue University and an MBA from the University of Chicago.

CRAIG S. ANDREWS
DIRECTOR
AGE:  44
    Mr. Andrews has served as a Director since June 1996. Mr. Andrews has been a partner with the law firm of Brobeck, Phleger & Harrison LLP since 1987. He is currently a director of four privately-held companies. Mr. Andrews holds an undergraduate degree from the University of California, Los Angeles and a JD from the University of Michigan.

RONALD J. HALL
DIRECTOR
AGE:  56
    Mr. Hall has served as a Director since December 1993. Since December 1993 he has also served as Chairman of the Compensation Committee, and as a member of the Audit Committee. Since 1990 Mr. Hall has been managing general partner of Hall Capital Management of Mission Viejo, California (the general partner of a former principal shareholder of the Company), and previously was with First Interstate Venture Capital Corporation from 1986 to 1990. Mr. Hall was also a general partner of Weiss, Peck & Greer, a New York City-based venture capital and money management firm, and with the venture capital operation of Bank of America. Mr. Hall holds an undergraduate degree in Industrial Management from Brigham Young University and an MBA in Finance from the University of California, Los Angeles.

HOWARD L. JENKINS
DIRECTOR
AGE:  60

    Mr. Jenkins has been a Director since December 1993.   Since December
1993 he has also served as Chairman of the Audit Committee and as a member of the Compensation Committee. Since 1976 Mr. Jenkins has been President of Jenkins Machinery Co., a tractor and machinery dealership serving California and Nevada. He is also managing general partner of Jenkins Ranch.
Previously, Mr. Jenkins had been a
board member of Alex Brown Financial Group. Mr. Jenkins holds an undergraduate degree in Business Administration from Eastern Washington University.

CHARLES E. VOLPE
DIRECTOR
AGE:  59

    Mr. Volpe has served as a Director and member of the Compensation Committee since December 1995. Mr. Volpe is currently a director of Kemet Electronics Corp and its parent Kemet Corporation where he held numerous management positions since 1970, retiring as President and Chief Operating Officer in 1996. Prior to joining Union Carbide/Kemet in 1966, Mr. Volpe was with the Micro Switch Division of Honeywell, Inc. In addition to being a director of Kemet, Mr. Volpe is also a director of Sinter Metals Corp., a Cleveland-based pressed metals company. Mr. Volpe holds an undergraduate degree in Mechanical Engineering from Rochester Institute of Technology.

                    THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE
                  FOR THE NOMINEES FOR DIRECTORS SET FORTH IN ITEM 1
                                    ON THE PROXY.

                                      PROPOSAL 2

                  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board has appointed the accounting firm of Deloitte & Touche LLP as the independent auditors for the Company for the year ending December 31, 1997. Deloitte & Touche LLP has served as independent auditors of the Company since 1983 and the Board believes that the firm is well-qualified to provide these services.

    Ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares of Common Stock represented and voting at the Meeting on this matter (which shares constitute at least a majority of the required quorum of the Meeting). For purposes of calculating the vote necessary for ratification of the selection of independent auditors, abstentions and non-votes will not be not counted.

    In the event that the shareholders fail to ratify such appointment, the Board will reconsider its selection. Even if the selection is ratified, the Board, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board believes that such a change would be in the best interest of the Company and its shareholders.

    Representatives of Deloitte & Touche LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to your questions.


                   THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE
                         FOR  RATIFICATION OF THE SELECTION
                   OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS
                         AS SET FORTH IN ITEM 2 ON THE PROXY.



                                      PROPOSAL 3

                                APPROVAL OF AMENDMENT
                         TO 1993 EMPLOYEE STOCK PURCHASE PLAN
                            TO INCREASE AUTHORIZED SHARES

    The shareholders are also being asked to vote on a proposal to approve certain amendments to the Purchase Plan. The amendment ( "Purchase Plan Amendment") was adopted by the Board on February 11, 1997, subject to shareholder approval. The effect of the Purchase Plan Amendment will be to increase the number of shares available for issuance under the Purchase Plan by an additional 120,000 shares from total authorized shares of 400,000 (adjusted for the 1996 Stock Dividend as defined below) to 520,000 shares.

    The purpose of the Purchase Plan Amendment is to enable the Company to continue to offer its employees and potential employees equity participation packages comparable to those of the Company's competitors. Such packages serve as a means to attract, motivate, and retain high-quality, key employees. Through equity participation, employee compensation is correlated to the Company's performance so that employees have a vested interest in applying their best efforts toward making the Company as productive as possible. As a result, equity participation through the Purchase Plan benefits both employees and shareholders.

    The Board is requesting the increase in shares authorized for issuance under the Purchase Plan in order to maintain an adequate number of shares to offer competitive compensation packages, as well as to accommodate potential employee demand and the growth of the Company.

    The Purchase Plan was initially adopted by the Board on October 8, 1993 and was approved by shareholders on October 8, 1993. The Purchase Plan was further amended by a resolution adopted by the Board on March 12, 1996 and approved by the shareholders on June 18, 1996, to increase the number of shares of stock subject to the Purchase Plan by 100,000 shares for a total of 200,000 authorized shares. In accordance with the terms of the Purchase Plan, the number of authorized shares was increased to 400,000 as a result of the two-for-one stock split payable in the form of a 100% stock dividend distributed to shareholders of the Company on May 31, 1996 (the "1996 Stock Dividend").

    The terms and provisions of the Purchase Plan, as amended, are summarized below. This summary, however, does not purport to be a complete description of the Purchase Plan. Copies of the actual Purchase Plan may be obtained by any shareholder upon written request to the Secretary of the Company at the corporate offices in San Diego, California.

SUMMARY OF THE PURCHASE PLAN

SHARE RESERVE AND PLAN ADMINISTRATION

    Currently, the maximum number of shares that may be sold to participants over the term of the Purchase Plan may not exceed 400,000 shares of Common
Stock, adjusted for the 1996 Stock Dividend.   As of March 31, 1997, 206,800
shares of Common Stock had been purchased under the Purchase Plan and 193,220 shares were available for future purchase. Assuming shareholder approval of the Purchase Plan Amendment, the maximum number of authorized shares available in the Purchase Plan will increase to 520,000 with 313,220 shares available for future purchase. Appropriate adjustments will be made to (i) the class and maximum number of securities purchasable under the Purchase Plan, (ii) the class and maximum number of securities purchasable per participant during any one purchase period, and (iii) the class and number of securities and the price per share in effect under each outstanding purchase right in order to preserve participant rights should any change be made to the outstanding Common Stock by reason of any stock dividend, stock split, combination of shares or other similar change affecting the outstanding Common Stock as a class without the Company's receipt of consideration.

    The Purchase Plan is administered by the Compensation Committee of the Board ("Purchase Plan Adminstrator"). The Purchase Plan Administrator, has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan and any outstanding purchase rights.

ELIGIBILITY

Employees are eligible to participate if they are employed by the Company or a subsidiary of the Company designated by the Board for at least 20 hours per week. As of March 31, 1997, approximately 367 employees (including 9 officers of the Company) were eligible to participate in the Purchase Plan.

PLAN OPERATION

    Employees eligible to participate in an offering can elect to have up to 10% of their base salary withheld pursuant to the Purchase Plan. The amount withheld is then used to purchase shares of Common Stock at quarterly intervals. The price of Common Stock purchased under the Purchase Plan is equal to 85% of the lower of the fair market value of the Common Stock on (i) the first day of the quarter in which the employee first elects to participate in that offering period or (ii) the purchase date. Employees may end their participation in the offering at any time during the offering period, except the last five days of that period, and participation ends automatically on termination of employment with the Company. Employees who do not join an offering period when first permitted to do so, may join in any subsequent quarterly purchase period. Employees who elect to withdraw from a purchase period may not participate again until the next offering period. Employees may alter their level of participation on a limited basis.
Offering periods coincide with calendar years.

    No participant may, in any calendar year, purchase more than 2,000 shares per quarter or accrue rights to purchase more than $25,000 of stock. Upon an acquisition of the Company, the outstanding payroll deductions will be immediately applied to the purchase of Common Stock.

AMENDMENT AND TERMINATION

    The Purchase Plan will terminate upon the earlier of (i) December 31, 2003 or (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights. However, the Company has specifically reserved the right, exercisable in the sole discretion of the Plan Administrator, to terminate all outstanding purchase rights under the Purchase Plan immediately following any quarterly purchase date. If such right is exercised by the Company, then the Purchase Plan will terminate in its entirety, and no further purchase rights will be granted or exercised thereunder.

    The Board may amend or modify the provisions of the Purchase Plan at any time. However, the Board may not, without shareholder approval, (i) materially increase the number of shares issuable under the Purchase Plan or the maximum number of shares which any one participant may purchase during a single offering period, (ii) alter the purchase price formula so as to reduce the purchase price, (iii) materially increase the benefits accruing to participants or (iv) materially modify the requirements for eligibility to participate in the Purchase Plan.

FEDERAL TAX CONSEQUENCES

    The Purchase Plan is designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code.

OUTSTANDING STOCK PURCHASES UNDER THE PURCHASE PLAN

     The table below shows, as to the Chief Executive Officer of the Company and the Company's four most highly compensated executive officers (the "Named Executive Officers") and the various indicated groups, the number of shares of Common Stock purchased to date under the Purchase Plan in the 1997 offering period ended December 31, 1997, and purchased under the Purchase Plan in the offering period ended December 31, 1996 and for all other offering periods, together with the weighted average purchase price paid per share.

                                             OFFERING PERIOD              OFFERING PERIOD                  ALL OTHER
                                       ENDING DECEMBER 31, 1997(1)    ENDED DECEMBER 31, 1996          OFFERING PERIODS
                                       ---------------------------   ------------------------      ------------------------
                                       NUMBER OF        WEIGHTED     NUMBER OF       WEIGHTED      NUMBER OF       WEIGHTED
                                       PURCHASED         AVERAGE     PURCHASED        AVERAGE      PURCHASED        AVERAGE
                                        SHARES          PURCHASE      SHARES         PURCHASE       SHARES         PURCHASE
                                          (#)             PRICE         (#)            PRICE          (#)            PRICE
                                       ---------       -----------   ---------       --------      ---------       ---------
DAVID A. PURCELL                              -         $      -            -        $     -             -          $     -
  Chairman of the Board and
  Chief Executive Officer
RICHARD A. PLANTE                           182         $  29.88        2,000        $  7.44             -          $     -
  Director,  President and Chief
  Operating Officer
FRANCIS J. WYPYCHOWSKI                        -         $      -            -        $  -                -          $     -
  Vice President,
  Engineering & Manufacturing
MARK C. LEWIS                                 -         $      -            -        $  -                -          $     -
  Vice President,
  Marketing
CLIFFORD R. MCCARNEY                         89         $  29.88        1,613        $  7.44         1,656          $  2.13
  Vice President, Sales

All current directors who                     -         $      -            -        $  -                -          $     -
  are not executive officers
All current executive officers              736         $  29.88        8,775        $  7.44        16,733          $  3.97
  as a group
All employees who are                     6,228         $  29.88       54,158        $  7.92       120,021          $  3.43
  not executive officers


(1) Purchases made on March 31, 1997 in the current offering period ending December 31, 1997.

NEW PLAN BENEFITS

   As of March 31, 1997, no purchase rights had been granted under the Purchase Plan on the basis of the proposed 120,000 share increase.



                    THE BOARD UNANIMOUSLY RECOMMENDS A VOTE
                         FOR THE PURCHASE PLAN AMENDMENT
                       AS SET FORTH IN ITEM 3 ON THE PROXY

                                   PROPOSAL 4


                             APPROVAL OF AMENDMENT
                  TO THE 1993 STOCK OPTION/STOCK ISSUANCE PLAN
                          TO INCREASE AUTHORIZED SHARES

     Shareholders are being asked to consider and vote upon a proposal to approve an amendment to the Option Plan (the "Option Plan Amendment") which will increase the total number of shares authorized for issuance under the Option Plan by 240,000 shares, from total authorized shares of 1,559,020 (adjusted for the 1996 Stock Dividend) to 1,799,020 shares.

     The Option Plan was originally adopted by the Board by written consent, effective October 8, 1993, and was approved by shareholders on October 8, 1993. An amendment was adopted by the Board on March 1, 1995 and ratified by the shareholders on May 23, 1995. The amendment increased the total number of shares authorized for issuance under the Option Plan by 250,000, from 529,510 to 779,510 shares, and increased the number of shares remaining in the Option Plan and available for issuance from 109,256 shares to 359,256 shares. After the 1996 Stock Dividend, total shares available for issuance under the Option Plan increased to 1,559,020.

     For the reasons discussed under Proposal 3 above, the Board believes that the Option Plan is instrumental to recruiting and retaining high caliber personnel, and in eliciting their maximum efforts. The Board is requesting the increase in shares authorized for issuance under the Option Plan in order to maintain an adequate number of shares to offer competitive compensation packages, as well as to accommodate potential employee demand and the growth of the Company.

     The affirmative vote of a majority of the outstanding shares of Common Stock is required for approval of the Option Plan Amendment. The Option Plan, as amended, will become effective immediately upon approval by shareholders at the Meeting.

     The following is a summary of the material terms and provisions of the Option Plan. The summary, however, does not purport to be a complete description of all the provisions of the Option Plan. Copies of the actual plan document may be obtained by any shareholder upon written request to the Secretary of the Company at the corporate offices in San Diego, California.

SUMMARY OF THE OPTION PLAN

OPTION PLAN STRUCTURE

     The Option Plan is divided into three separate components:

     - The Discretionary Option Grant Program, under which employees and consultants (other than non-employee Directors) may, at the discretion of the Option Plan Administrator, be granted options to purchase shares of Common Stock at an exercise price not less than 85% of the fair market value of such shares on the grant date. The granted options may be either incentive stock options which are designed to meet the requirements of Section 422 of the Internal Revenue Code, or non-qualified stock options, not intended to satisfy such requirements.

     - The Automatic Option Grant Program, under which non-employee board members are automatically granted non-qualified options to purchase shares of the Common Stock at a price equal to the fair market value of the shares on the automatic option grant date.

     - The Stock Issuance Program, under which eligible individuals are allowed to effect immediate purchases of Common Stock at fair market value or at discounts of up to 15%, including shares which may be issued for past services without any cash payment from the participant.

PLAN ADMINISTRATION

     The Plan is administered either by the Board as a whole, or by a committee (the "Option Plan Committee") appointed by the Board and consisting of two or more non-employee Directors (the "Option Plan Administrator") who establish all necessary rules and regulations for proper administration of the Plan. The selected Option Plan Committee members serve for such period of time as the Board may determine and are subject to removal by the Board at any time.

ELIGIBILITY

     Officers and other key employees, consultants and independent consultants are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs under the Option Plan. Non-employee Directors are NOT eligible to participate in the Option Plan, or in any other stock option, stock purchase, stock bonus or stock plan of the Company, except that the members of the Option Plan Committee will receive option grants under the Automatic Option Grant Program.

     Notwithstanding the above, members of the Board are not eligible to receive any option grants under the Discretionary Option Grant Program or stock issuances under the Stock Issuance Program unless and until the

Option Plan Administrator is a Committee composed exclusively of non-employee Directors who qualify as disinterested persons under SEC Rule 16b-3(c)(2).

SHARE RESERVE

     Shares of Common Stock will be available for issuance under the Option Plan. Assuming that this Proposal 4 and Proposal 5 are approved by the shareholders, the maximum number of shares of Common Stock reserved for issuance over the 10 year term of the Option Plan, measured from the effective date of the Option Plan, will not exceed 1,779,020 shares, plus an annual increase of 2% of the then outstanding shares of Common Stock. The 1,779,020 share reserve is comprised of (i) the number of shares issued under the predecessor plans,
(ii) the number of shares that remain available for issuance under the Option Plan and its predecessor plans, including the shares subject to the outstanding options under the Option Plan and any other shares that would have been available for future option grant or share issuance under the Option Plan as last approved by the shareholders, plus (iii) an additional 240,000 shares being added to the Option Plan pursuant to this Proposal 4. The share reserve available for issuance under the Option Plan will be subject to periodic adjustment for changes in the outstanding Common Stock occasioned by stock splits, stock dividends, recapitalizations, conversions or other changes affecting the outstanding Common Stock as a class without the Company's receipt of consideration. To the extent any of the options are subsequently exercised, the number of shares issued under those options will reduce, on a share-for-share basis, the number of shares available for issuance under the Option Plan.

TERMS OF THE DISCRETIONARY OPTION GRANT PROGRAM

     OPTION TYPE

      In the discretion of the Option Plan Administrator and subject to applicable requirements of the Internal Revenue Code, options granted under the Discretionary Option Grant Program may be either incentive stock options (qualifying for certain favorable tax treatment under Section 422A of the Internal Revenue Code) or non-qualified options.

     OPTION PRICE

     The option price per share for incentive stock options will not be less than 100% of the fair market value of the Common Stock on the grant date. The option price per share for non-qualified stock options may not be less than 85% of the fair market value of the Common Stock on the grant date.

     OPTION TERM

     No option will have a maximum term in excess of 10 years measured from the grant date.

     VESTING OF OPTIONS

     The vesting schedule for, and other conditions imposed on each granted option will be determined by the Option Plan Administrator, and will be set forth in the instrument evidencing such grant. The granted option may be (i) immediately exercisable for vested shares, (ii) immediately exercisable for unvested shares subject to repurchase rights or (iii) exercisable in installments for vested shares over the optionee's period of service.

     PAYMENT

       Upon exercise of the option, the option price for the purchased shares will become immediately payable in cash or in shares of Common Stock valued at fair market value on the date of exercise. The option may also be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable written instructions to a designated brokerage firm to effect the immediate sale all or any portion of the purchased shares and remit to the Company, out of the sale proceeds, an amount equal to the aggregate option price payable for the purchased shares plus all applicable withholding taxes.

     FINANCIAL ASSISTANCE

     The Option Plan Administrator may also assist any optionee (including an officer) in the exercise of one or more outstanding options under the Option Plan by (i) authorizing a loan from the Company or (ii) permitting the optionee to pay the option price in installments over a period of years. The terms and conditions of any such loan or installment payment will be established by the Option Plan Administrator in its sole discretion, but in no event will the maximum credit extended to the optionee exceed the aggregate option price for the purchased shares plus any Federal or State tax liability incurred in connection with the option exercise.

     TERMINATION OF SERVICE

     Should the optionee cease to remain in the Company's service while holding one or more options under the Option Plan, then those options will not remain exercisable beyond the limited post-service period designated by the Option Plan Administrator at the time of the option grant. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will, during such limited period, be exercisable only to the extent of the number of shares for which the option is exercisable on the date of the optionee's cessation of service.

     Should the optionee die while holding one or more outstanding options, then the personal representative of the optionee's estate or the person or persons to whom each such option is transferred pursuant to the optionee's will or in accordance with the laws of inheritance will have the right to exercise such option for any or all of the shares for which the option is exercisable on the date of the optionee's cessation of service, less any option shares subsequently purchased by the optionee prior to death. Such right will lapse, and the option will terminate, upon the earlier of (i) the end of the limited post-service period designated by the Option Plan Administrator at the time of the option grant or (ii) the specified expiration date of the option term.

     The Option Plan Administrator will have complete discretion to extend the period following the optionee's termination of service during which his or her outstanding options may be exercised and/or to accelerate the right to exercise of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     REPURCHASE RIGHTS

     The Option Plan Administrator will have complete discretion at the time of grant to establish the vesting schedule for any unvested shares issued pursuant to the exercise of an option and will have full authority to impose, exercise or cancel any repurchase rights with respect to one or more unvested shares.

     SHAREHOLDER RIGHTS

     No optionee is to have any shareholder rights with respect to the option shares until such optionee has exercised the option, paid the option price for the purchased shares and been issued a stock certificate for such shares.

     NONTRANSFERABILITY OF OPTIONS

     Options will not be assignable or transferable other than by will or by the laws of inheritance following the optionee's death.

     ACCELERATION OF OPTIONS

     Outstanding options under the Option Plan will be subject to acceleration upon certain changes in the ownership or control of the Company as follows:

          CORPORATE TRANSACTIONS. In the event of any Corporate Transaction to which the Company is a party, each option outstanding at the time of the Corporate Transaction will automatically become exercisable immediately prior thereto as to all of the option shares. For this purpose, a "Corporate Transaction" means (i) a merger or consolidation in which the Company is not the surviving entity, (ii) the sale, transfer or other disposition of substantially all of the Company's assets in liquidation or dissolution of the Company or
(iii) any reverse merger in which the Company is the surviving entity but in which more than 50% of the Company's outstanding voting securities are transferred to persons other than those who held such securities immediately prior to the merger.

          Notwithstanding the above, no option will accelerate if and to the extent: (i) such option is either to be assumed by the successor corporation (or parent thereof) or is otherwise to be replaced by a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) or (ii) the acceleration of such option is subject to other limitations imposed by the Option Plan Administrator at the time of grant.

          Any outstanding repurchase rights under the Discretionary Option Grant Program will also terminate, and the shares subject to such terminated rights will become fully vested at the same time that options granted under the Discretionary Option Grant Program are accelerated.

          Upon the consummation of the Corporate Transaction, all outstanding options, to the extent not exercised by the optionees or assumed in the transaction, will terminate and cease to be exercisable.

          CHANGE IN CONTROL.   The Option Plan Administrator has full power and
authority, exercisable either in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide for the automatic acceleration of one or more outstanding options under the Option Plan so that each such option will, immediately prior to the Change in Control, become exercisable for the total number of shares of the Common Stock at the time subject to such option and may be exercised for any or all of such shares. The Option Plan Administrator will have complete discretion in establishing the specific terms and conditions upon which one or more outstanding options are to accelerate in connection with the Change in Control or upon which any of the Company's outstanding repurchase rights under the Option Plan are to terminate. Alternatively, the Option Plan Administrator may condition such accelerated option vesting and termination of the repurchase rights upon the optionee's cessation of service under certain prescribed circumstances following the Change in Control.

          A Change in Control will be deemed to occur (i) should a person or related group of persons (other than the Company or its affiliates) acquire ownership of more than 50% of the Company's outstanding voting stock pursuant to a tender or exchange offer made directly to the Company's shareholders which the Board does not recommend such shareholders to accept; or (ii) on the first date within any period of twenty-four consecutive months or less on which there is effected a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number) cease, by reason of one or more contested elections for Board members, to be comprised of individuals who either (A) have been members of the Board continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

          Upon a Change in Control, each outstanding option will remain exercisable until the expiration or sooner termination of the option term specified in the instrument evidencing such grant.

          The acceleration of options in the event of a Corporate Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

     STOCK APPRECIATION RIGHTS

     At the discretion of the Option Plan Administrator, options may be granted with stock appreciation rights. The stock appreciation rights which are authorized for issuance under the Option Plan give the optionees the right to surrender, with the approval of the Option Plan Administrator, the underlying option for shares of Common Stock in exchange for an appreciation distribution equal to the excess of (i) the fair market value (on the surrender date) of the shares of Common Stock for which the underlying option is at the time exercisable over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Option Plan Administrator, be made in cash or in Common Stock.

     In addition, one or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may, in the discretion of the Option Plan Administrator, be granted limited stock appreciation rights in connection with their option grants under the Option Plan. Any option with such a limited stock appreciation right in effect for at least six months will automatically be canceled upon the occurrence of a Hostile Take-Over, to the extent the option is at the time exercisable for one or more option shares. In return for the canceled option (or canceled portion), the officer will be entitled to a cash distribution from the Company in an amount per canceled option share equal to the excess of (i) the Take-Over Price per share over (ii) the option exercise price. The balance of the option (if any) will continue to remain outstanding and exercisable in accordance with the agreement evidencing such grant.

     For purposes of such limited stock appreciation right, the following definitions are in effect under the Option Plan:

          - HOSTILE TAKE-OVER: the acquisition by any person or related group of persons (other than the Company or its affiliates) of securities possessing more than 50% of the combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's shareholders which the Board does not recommend such shareholders to accept, provided at least 50% of the securities so acquired in such tender or exchange offer are obtained from holders other than the officers and directors of the Company participating in the Option Plan.

          - TAKE-OVER PRICE: the greater of (A) the fair market value of the shares subject to the canceled option, measured on the option cancellation date in accordance with the valuation provisions of the Option Plan described above, or (B) the highest reported price per share paid by the tender offerer in effecting the Hostile Take-Over.

     The Option Plan Administrator will have discretion under the Option Plan to grant these new limited rights with respect to any or all options already held by officers under prior plans as well as with respect to new option grants under the Option Plan. Currently outstanding options held under prior plans do not provide such individuals with any form of stock appreciation right.

     CANCELLATION/REGRANT

     The Option Plan Administrator will have the authority to effect, on one or more separate occasions, the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of the Common Stock and to issue replacement options with an exercise price based on the lower market price of the Common Stock at the time of grant.

TERMS OF THE AUTOMATIC OPTION GRANT PROGRAM

     OPTIONEES

     Each individual elected or reelected to the Board, as a non-employee member thereof, after the effective date will receive option grants under the Automatic Option Grant Program to purchase shares of the Common Stock.

     OPTION GRANTS

     The first time an individual is elected as a non-employee Director after the effective date of the Automatic Option Grant Program, such individual will be automatically granted an option to acquire a number of shares of Common Stock equal to the greater of (i) 5,000 shares or (ii) 15,000 shares minus the number of shares of Common Stock received for services rendered to the Company which are, at the time of election or appointment, owned by such individual or available to such individual through then outstanding stock options. Each time a non-employee Director is re-elected to the Board after the effective date, such individual will receive an additional option to acquire 1,000 of shares of Common Stock.

     GRANT DATES

     Each option under the Automatic Option Grant Program will be granted as of the date of the individuals election or re-election to the Board.

     OPTION PRICE

     The option price per share for all options granted under the Automatic Option Grant Program will be equal to the fair market value of the Common Stock on the grant date.

     OPTION TERM

     Each option granted under the Automatic Option Grant Program will have a term of 10 years measured from the grant date.

     PAYMENT

     Upon exercise of the option, the option price for the purchased shares will become immediately payable in cash or in shares of Common Stock valued at fair market value on the date of exercise. The option may also be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable written instructions to a designated brokerage firm to effect the immediate sale of all or a portion of the purchased shares and remit to the Company, out of the sale proceeds, an amount equal to the aggregate option price payable for the purchased shares.

     VESTING

     Each option grant will become exercisable in three equal annual installments on the anniversary of the grant date. No options shall become exercisable after the option holder has ceased to be a member of the Board.

     EXERCISE AFTER TERMINATION OF BOARD SERVICE

     Once a holder of an option under the Automatic Option Grant Program has ceased to be a Director, no additional options will thereafter become exercisable. Options which are exercisable at the time that Board service terminated will remain exercisable only during the six month period commencing with the date such membership ceased.

     SHAREHOLDER RIGHTS

     No optionee is to have any shareholder rights with respect to the option shares until such optionee has exercised the option, paid the option price for the purchased shares and been issued a stock certificate for such shares.

     ACCELERATION OF VESTING

     The right to exercise options granted under the Automatic Option Grant Program shall be accelerated upon the occurrence of a Corporate Transaction or a Change in Control in the same manner as set forth above for options granted under the Discretionary Option Grant Program.

TERMS OF STOCK ISSUANCE PROGRAM

     ISSUE PRICE

     The purchase price per share will not be less than 85% of the fair market value of the Common Stock on the date the Option Plan Administrator authorizes the issuance.

     VESTING OF SHARES

     The vesting schedule for each share issuance will be determined by the Option Plan Administrator and set forth in the issuance agreement. The shares may be fully and immediately vested upon issuance or may vest in one or more installments, subject to the Company's repurchase right, over the participant's period of service and subject to such conditions as the Option Plan Administrator may establish.

     SHAREHOLDER RIGHTS

     The recipient of the share issuance will have full shareholder rights, including voting and dividend rights, with respect to the issued shares, whether or not the shares are vested. However, the recipient may not sell, transfer or assign any unvested shares issued under the Option Plan, except for certain limited family transfers.

     REPURCHASE RIGHTS

     Should the recipient of unvested shares cease to remain in the Company's service before vesting in such shares, then those unvested shares are to be immediately surrendered to the Company for cancellation, and the recipient will have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the recipient for consideration paid in cash or promissory note, the Company will refund the cash consideration paid for the surrendered shares and cancel the principal balance of the note to the extent attributable to such surrendered shares.

     PAYMENT

     The issue price for the purchased shares will be immediately payable in cash, in shares of Common Stock valued at fair market value on the date of issuance, or by promissory note payable to the Company's order. The promissory note may, at the discretion of the Option Plan Administrator, be subject to cancellation over the participant's period of service. Shares may also be issued for past services, without any cash or other payment required of the participant.

     ACCELERATION OF VESTING

     In the event the Company is acquired through a Corporate Transaction, all repurchase rights which are not to be assigned to the successor corporation will automatically terminate and the shares subject to such repurchase rights will vest in full. In connection with a Change in Control of the Company, the Option Plan Administrator will have the discretionary authority, exercisable either in advance or at the time of such Change in Control, to provide for the automatic termination of one or more of the Company's repurchase rights outstanding at the time of such Change in Control. Alternatively, the Option Plan Administrator may condition the termination of such repurchase rights upon the termination of the participant's service within a specified period following such Change in Control. Finally, the Option Plan Administrator will have full power and discretion to accelerate the vesting of outstanding shares under the Option Plan in whole or in part at any time.

SPECIAL TAX WITHHOLDING ELECTION

     The Option Plan Administrator may provide one or more participants in the Option Plan with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of non-qualified options or the vesting of unvested shares, a portion of those shares in satisfaction of the tax liability incurred in connection with their acquisition or vesting. Any election so made will be subject to the approval of the Option Plan Administrator, and no shares will be accepted in satisfaction of such tax liability except to the extent the Option Plan Administrator approves the election. Alternatively, one or more participants may be granted the right, subject to the Option Plan Administrator's approval, to deliver existing shares of Common Stock in satisfaction of such tax liability. The withheld or delivered shares will be valued at their then current fair market value.

AMENDMENT AND TERMINATION

     The Board may amend or modify the Option Plan in any or all respects whatsoever. However, no such amendment may adversely affect the rights of existing optionees without their consent and unless otherwise necessary to comply with applicable tax laws and regulations. In addition, the Board may not
(i) materially increase the maximum number of shares issuable under the Option Plan, (ii) materially modify the eligibility requirements for option grants or
(iii) otherwise materially increase the benefits accruing to participants under the Option Plan without the approval of shareholders. Finally, neither the Automatic Option Grant Program nor the options granted thereunder may be amended more frequently than once each six months unless necessary to comply with changes in the Federal income tax law.

     The Board may terminate the Option Plan at any time, and the Option Plan will in all events terminate on the tenth anniversary of the effective date. Each stock option outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grant.

ACCOUNTING TREATMENT

     Under currently applicable accounting rules, option grants to employees of the Company with exercise prices less than the fair market value of the option shares on the grant date and direct stock issuances at purchase prices less than the fair market value of the issued shares will result in a compensation expense to the Company's earnings equal to the difference between such exercise or purchase prices and the fair market value of the shares on the option grant date or (for direct stock issuances) the fair market value on the issue date. Such expense will be accrued by the Company over the period the optionee or share recipient vests in the option shares or directly-issued shares. Option grants to employees of the Company and direct stock issuances at 100% of fair market value will not result in any charge to the Company's earnings. The Company will be required to treat the value of any option (rather than the difference between the value of the stock and the exercise price payable under the option) granted to a non-employee as compensation. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

     Should one or more optionees be granted stock appreciation rights which have no conditions upon the right to exercise other than a service or employment requirement, then such rights will result in a compensation expense to be charged against the Company's earnings. Accordingly, at the end of each quarter, the amount (if any) by which the fair market value of the shares of Common Stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end will be accrued as compensation expense, to the extent such amount is in excess of the aggregate exercise price in effect for such rights.

FEDERAL TAX CONSEQUENCES

     Options granted under the Option Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-qualified options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as described below:

     INCENTIVE OPTIONS

     No regular taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised (although the excess of the fair market value of the shares purchased pursuant to an incentive stock option over the amount paid for the shares will be included in alternative minimum taxable income). The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

     For Federal tax purposes, dispositions are divided into two categories:
(i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     Capital gains from property held for more than one year are subject to a maximum tax rate which, at present, is significantly lower than the tax rate applicable to ordinary income. In addition, under recent legislation, if certain "qualifying small business stock" is held for more than five years, then one-half of such gain may be excluded from income. Whether stock issued under the Option Plan, including stock acquired on the exercise of stock options, will be qualifying small business stock, and whether the Optionee or Participant otherwise qualifies for the new exclusion will depend on the facts and circumstances at the time the shares are issued, and throughout the period they are owned by the Optionee or the Participant.

     NON-QUALIFIED OPTIONS

     No taxable income is recognized by an optionee upon the grant of a non-qualified option. The Optionee will, in general, recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the date of exercise over the exercise price paid for the shares, and the Optionee will be required to satisfy the tax withholding requirements applicable to such income.

     Special provisions of the Internal Revenue Code apply to the acquisition of Common Stock under a non-qualified option, if the purchased shares are subject to repurchase by the Company. These special provisions may be summarized as follows:

     If the shares acquired upon exercise of the non-qualified option are subject to repurchase by the Company at the original exercise price in the event of the Optionee's termination of service prior to vesting in such shares, the Optionee will not recognize any taxable income at the time of exercise, but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the Company's repurchase right lapses with respect to such shares over (ii) the exercise price paid for the shares.

     The Optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the non-qualified option an amount equal to the excess of (i) the fair market value of the purchased shares on the date of exercise (determined as if the shares were not subject to the Company's repurchase right) over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the Optionee will not recognize any additional income as and when the Company's repurchase right lapses.

     The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the Optionee with respect to the exercised non-qualified option. The deduction will, in general, be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

     Gain recognized on the subsequent sale of the stock will be taxable as capital gain as discussed above.

     STOCK APPRECIATION RIGHTS

     An Optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the Optionee.

     DIRECT STOCK ISSUANCES

       The tax consequences of individuals who receive direct stock issuances under the Option Plan will be substantially the same as the treatment described above for the exercise of non-qualified stock options.

OUTSTANDING OPTION GRANTS UNDER THE OPTION PLAN

     The table below shows, as to the Named Executive Officers and as to the various indicated groups, the following information with respect to stock options granted during 1996 and 1995 and during all other Option Plan years which were outstanding as of December 31, 1994, as well as options which the Company has determined to grant under the Option Plan to the extent currently known or determinable: (i) the number of shares of Common Stock subject to options granted and (ii) the weighted average exercise price per share for such options.

                                                 1997                         1996                  ALL OTHER PLAN YEARS
                                      --------------------------    -------------------------     -------------------------
                                        SHARES          WEIGHTED      SHARES         WEIGHTED       SHARES         WEIGHTED
                                      UNDERLYING         AVERAGE    UNDERLYING        AVERAGE     UNDERLYING        AVERAGE
                                        OPTIONS         EXERCISE      OPTIONS        EXERCISE       OPTIONS        EXERCISE
                                          (#)             PRICE         (#)            PRICE          (#)            PRICE
                                      ----------        --------    ----------       --------     ----------       --------
DAVID A. PURCELL                         40,000         $  39.50            -        $     -              -         $     -
  Chairman of the Board and
  Chief Executive Officer
RICHARD A. PLANTE                       160,000         $  12.24      135,000        $  7.19        190,000         $  7.19
  President and Chief
  Operating Officer
FRANCIS J. WYPYCHOWSKI                   90,000         $  11.50       90,000        $  11.50             -         $     -
  Vice President of
  Engineering & Manufacturing
MARK C. LEWIS                            37,000         $  11.50       37,000        $  11.50             -         $     -
  Vice President of
  Marketing
CLIFFORD R. MCCARNEY                     25,988         $   8.00       27,920        $  7.53         10,300         $  1.17
  Vice President of Sales

All current directors who               159,000         $   6.84      159,000        $  6.84        125,000         $  5.53
   are not executive officers
All current executive officers          527,298         $  13.68      472,632        $  9.27        292,240         $  3.21
   as a group
All employees who are                   301,065         $   8.22      310,410        $  7.76        171,874         $  5.30
   not executive officers

NEW OPTION PLAN BENEFITS

    As of March 31, 1997, no options have been granted under the Option Plan on the basis of the proposed 240,000 share increase.


                        THE BOARD UNANIMOUSLY RECOMMENDS
                      A VOTE FOR  THE OPTION PLAN AMENDMENT
        TO INCREASE AUTHORIZED SHARES AS SET FORTH IN ITEM 4 ON THE PROXY.

                                   PROPOSAL 5


                            APPROVAL OF AMENDMENT TO
                 1993 EMPLOYEE STOCK OPTION/STOCK ISSUANCE PLAN
                   FOR AUTOMATIC INCREASE IN AUTHORIZED SHARES

     Subject to shareholder approval, the Board adopted a second amendment to the Option Plan which is commonly referred to as an "Evergreen" provision. This amendment (the "Evergreen Amendment") provides for automatic annual increases in the number of shares authorized for issuance under the Option Plan in an amount equal to two percent (2%) of the then outstanding shares of Common Stock of the Company. If this amendment is approved by the shareholders, these increases in authorized Option Plan shares (rounded downward, if necessary, to eliminate fractional shares) will commence on January 1, 1998 and continue on the first day of January of each year thereafter.


     The Board approved the Evergreen Amendment because it believes that the Option Plan is an important factor in attracting and retaining highly-qualified individuals and in motivating such individuals to devote their maximum efforts toward the advancement of the Company. The Board believes that this amendment furthers these objectives by assuring continuing availability of Common Stock to Company employees through the Option Plan which will not only serve as a reward for the efforts of its employees, but will also build an equity ownership interest in the Company which will align the interests of the Company's employees with the Company's shareholders. An Evergreen provision could also reduce costs to the Company by minimizing the frequency with which amendments to the Purchase Plan must be submitted to shareholders for the purpose of increasing authorized shares to accommodate the Company's growth and the potential expansion of eligible employees under the Purchase Plan.


     Approval of the Evergreen Amendment is not contingent upon shareholder approval of either Proposals 7 or 8 below which would increase the Company's authorized shares of Common Stock from 15,000,000 to 60,000,000 shares. If, however, the Company does not maintain a sufficient number of total authorized shares, the Evergreen Amendment could reduce the flexibility of the Company in future financing and capital-raising efforts since total authorized shares of the Company available for issuance will automatically be reduced each year, regardless of the then current needs of the Company, by the number of shares of Common Stock earmarked for the Option Plan pursuant to the Evergreen provision.


     The Board believes that this Evergreen feature will provide the Company and its shareholders with the consistent and predictable source of Common Stock needed to maintain employee equity participation comparable to businesses with which the Company competes in recruiting and retaining highly-skilled employees.


     An affirmative vote of at least a majority of the shares held by the shareholders present in person or by proxy at the Meeting is required to approve the Evergreen Amendment.


                  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR
      THE EVERGREEN AMENDMENT TO AUTOMATICALLY INCREASE AUTHORIZED SHARES
                    UNDER THE OPTION PLAN ON AN ANNUAL BASIS
                      AS SET FORTH IN ITEM 5 OF THE PROXY.


                                   PROPOSAL 6


              APPROVAL OF REINCORPORATION OF THE COMPANY IN DELAWARE

GENERAL

     The Board has unanimously approved a proposal to change the Company's state of incorporation from California to Delaware. The Board believes the change in domicile to be in the best interests of the Company and its shareholders for several reasons. Principally, the Board believes that reincorporation will enhance the Company's ability to attract and retain qualified members of the Board as well as encourage Directors to continue to make independent decisions in good faith on behalf of the Company. The Company believes that the more favorable corporate environment afforded by Delaware will enable it to compete more effectively with other public companies, most of which are incorporated in Delaware, to attract new Directors and to retain its current Directors. To date, the Company has not experienced difficulty in retaining Directors. Reincorporation in Delaware will allow the Company the increased flexibility and predictability afforded by Delaware law. Concurrent with the reincorporation, the Company proposes to adopt or maintain certain measures designed to make hostile takeovers of the Company more difficult. The Board believes that adoption of these measures will enable the Board to consider fully any proposed takeover attempt and to negotiate terms that maximize the benefit to the Company and its shareholders.

     In recent years, a number of major public companies have obtained the approval of their shareholders to reincorporate in Delaware. For the reasons explained below, the Company believes it is beneficial and important that the Company likewise avail itself of Delaware law.

     For many years Delaware has followed a policy of encouraging incorporation in that state. In furtherance of that policy, Delaware has adopted comprehensive corporate laws which are revised regularly to meet changing business circumstances. The Delaware legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law. The Delaware courts have developed considerable expertise in dealing with corporate issues as well as a substantial body of case law construing Delaware's corporate law. As a result of these factors, it is anticipated that Delaware law will provide greater predictability in the Company's legal affairs than is presently available under California law.

     In 1986, Delaware amended its corporate law to allow corporations to limit the personal monetary liability of its directors for their conduct as directors under certain circumstances. The Board has elected to adopt such a provision in the Delaware certificate and bylaws. It should be noted that Delaware law does not permit a Delaware corporation to limit or eliminate the liability of its directors for intentional misconduct, bad faith conduct, or any transaction from which the director derives an improper personal benefit or for violations of federal laws such as the federal securities laws. The Board believes that Delaware incorporation will enhance the Company's ability to recruit and retain directors in the future; however, the shareholders should be aware that such a provision inures to the benefit of the Directors, and the interest of the Board in recommending the reincorporation may therefore be in conflict with the interests of the shareholders. See "Indemnification and Limitation of Liability" for a more complete discussion of these issues.

     In 1987, California amended its corporate law in a manner similar to Delaware to permit a California corporation to limit the personal monetary liability of its directors for their conduct as directors under certain circumstances. Nonetheless, the Board believes that the protection from liability for directors is somewhat greater under the Delaware law than under the California law as described in "Indemnification and Limitation of Liability-Limitations on Director Liability" beginning on page 25 and in "Indemnification and Limitation of Liability-Indemnification of Officers and Directors" beginning on page 26 and therefore that the Company's objectives in adopting this type of provision can be better achieved by reincorporation in Delaware.


     The interests of the Board, management and affiliated shareholders in voting on the reincorporation proposal may not be the same as those of unaffiliated shareholders. Delaware law does not afford minority shareholders some of the rights and protections available under California law. For example, unlike California law, Delaware law does not (i) provide shareholders with the right to call special meetings of shareholders (see "Shareholder Power to call Special Shareholders' Meeting"); (ii) generally provide shareholders with a separate class vote for reorganizations (see "Class Vote for Certain Reorganizations") and (iii) provide shareholders of 5% or more of a company's voting stock with an absolute right to inspect the company's shareholder lists (see "Inspection of Shareholders Lists"). Reincorporation of the Company in Delaware may make it more difficult for minority shareholders to elect directors and influence Company policies. A discussion of the principal differences between California and Delaware law as they affect shareholders begins on page 22 of this Proxy Statement.

     In addition, portions of the reincorporation proposal may have the effect of deterring hostile takeover attempts. A hostile takeover attempt may have a positive or a negative effect on the Company and its shareholders, depending on the circumstances surrounding a particular takeover attempt. Takeover attempts that have not been negotiated or approved by the board of directors of a corporation can seriously disrupt the business and management of a corporation and generally present to the shareholders the risk of terms which may be less than favorable to all of the shareholders than would be available in a board-approved transaction. Board-approved transactions may be carefully planned and undertaken at an opportune time in order to obtain maximum value for the corporation and all of its shareholders with due consideration to matters such as the recognition or postponement of gain or loss for tax purposes, the management and business of the acquiring corporation and maximum strategic deployment of corporate assets.

     The Board recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to the shareholders, providing all of the shareholders with considerable value for their shares. However, the Board believes that the potential disadvantages of unapproved takeover attempts are sufficiently great that prudent steps to reduce the likelihood of such takeover attempts are in the best interests of the Company and its shareholders. Accordingly, the reincorporation plan includes certain proposals that may have the effect of discouraging or deterring hostile takeover attempts.

     Notwithstanding the belief of the Board as to the benefits to shareholders of the changes, shareholders should recognize that one of the effects of such changes may be to discourage a future attempt to acquire control of the Company which is not presented to and approved by the Board, but which a substantial number and perhaps even a majority of the Company's shareholders might believe to be in their best interests or in which shareholders might receive a substantial premium for their shares over the current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so.

     The proposed reincorporation would be accomplished by merging the Company into a newly-formed Delaware corporation which, just before the merger, will be a wholly-owned subsidiary of the Company (the "Delaware Company"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is attached as Exhibit A to this Proxy Statement. Upon the effective date of the merger, the Delaware Company's name will be ENCAD, Inc. The reincorporation will not result in any change in the Company's business, assets or liabilities, will not cause its corporate headquarters to be moved and will not result in any relocation of management or other employees.

     On the effective date of the proposed reincorporation, each outstanding share of Common Stock of the Company will automatically convert into one share of Common Stock of the Delaware Company, and shareholders of the Company will automatically become shareholders of the Delaware Company. On the effective date of the reincorporation, the number of outstanding shares of Common Stock of the Delaware Company will be equal to the number of shares of Common Stock of the Company outstanding immediately prior to the effective date of the reincorporation. In addition, each outstanding option or right to acquire shares of Common Stock will be converted into an option or right to acquire an equal number of shares of Common Stock of the Delaware Company, under the same terms and conditions as the original options or rights. All of the Company's employee benefit plans, including the 1993 Employee Stock Purchase Plan, the 1993 Stock Option/Stock Issuance Plan, 401(k) Plan, Profit Sharing Plan, Cafeteria Plan, and Select Compensation Non-Qualified Deferred Compensation Plan will be adopted and continued by the Delaware Company following the reincorporation. Shareholders should recognize that approval of the proposed reincorporation will constitute approval of the adoption and assumption of those plans by the Delaware Company.

     No action need be taken by shareholders to exchange their stock certificates now; this will be accomplished at the time of the next transfer by the shareholder. Certificates for shares in the Company will automatically represent an equal number of shares in the Delaware Company upon completion of the merger.

     The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present in person or represented by proxy and voting at the Annual Meeting is required for approval of the reincorporation. For purposes of the vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved. If approved by the shareholders, it is anticipated that the reincorporation would be completed as soon thereafter as practicable. The reincorporation may be abandoned or the Merger Agreement may be amended (with certain exceptions), either before or after shareholder approval has been obtained, if in the opinion of the Board, circumstances arise that make such action advisable; provided that any amendment that would effect a material change from the charter provisions discussed in this Proxy Statement would require further approval by the holders of a majority of the outstanding shares of the Common Stock.

SIGNIFICANT CHANGES CAUSED BY REINCORPORATION

    In general, the Company's corporate affairs are governed at present by the corporate law of California, the Company's State of incorporation, and by the California Articles and the Company's Amended and Restated Bylaws (the "California Bylaws"), which have been adopted pursuant to California law. The California Articles and California Bylaws are available for inspection during business hours at the principal executive offices of the Company. In addition, copies may be obtained by writing to the Company at ENCAD, Inc., 6059 Cornerstone Court West, San Diego, California 92121, Attention: Thomas L. Green.

    If the reincorporation proposal is adopted, the Company will merge into, and its business will be continued by, the Delaware Company. Following the merger, issues of corporate governance and control would be controlled by Delaware, rather than California law (however, see "Application of California Law After Reincorporation"). The California Articles and California Bylaws, will, in effect, be replaced by the Certificate of Incorporation of the Delaware Company (the "Delaware Certificate") and the bylaws of the Delaware Company (the "Delaware Bylaws"), copies of which are attached as Exhibits B and C to this Proxy Statement. Accordingly, the differences among these documents and between Delaware and California law are relevant to your decision whether to approve the reincorporation proposal.

    A number of differences between California and Delaware law and among the various charter documents are summarized in the chart below. Shareholders are requested to read the following chart in conjunction with the discussion following the chart and the Merger Agreement, the Delaware Certificate and the Delaware Bylaws attached to this Proxy Statement. For each item summarized in the chart, there is a reference to a page of this Proxy Statement on which a more detailed discussion appears.


   ISSUE                        DELAWARE                                               CALIFORNIA
Limitation of Liability      Delaware law permits the limitation of                 California law contains additional
of Directors and             liability of directors and officers to the             exceptions to the liability limitations
Officers                     corporation except in connection with (i)              of directors and officers.
(see page 25).               breaches of the duty of loyalty; (ii) acts or
                             omissions not in good faith or involving
                             intentional misconduct or knowing
                             violations of law; (iii) the payment of
                             unlawful dividends or unlawful stock
                             repurchases or redemptions; or (iv)
                             transactions in which a director received
                             an improper personal benefit.

Indemnification of           Delaware law permits somewhat broader                  California Law permits
Directors and Officers       indemnification and could result in                    indemnification under certain
(see page 26).               indemnification of directors and officers in           circumstances, subject to certain
                             circumstances where California law would               limitations.
                             not permit indemnification.

Cumulative Voting for        Cumulative voting not available under                  Cumulative voting is mandatory
Directors                    Delaware law because not provided in the               upon notice given by a shareholder at
(see page 28).               Delaware Certificate.                                  a shareholders' meeting at which
                                                                                    directors are to be elected.  California
                                                                                    law permits Nasdaq National Market
                                                                                    System ("Nasdaq") corporations with
                                                                                    over 800 equity security holders to
                                                                                    eliminate cumulative voting.

                                      25



   ISSUE                        DELAWARE                                               CALIFORNIA
Number of Directors          Determined solely by resolution of the                 Determined by the board of directors
(see page 28).               board of directors.                                    within a range set in the California
                                                                                    Bylaws.  Changes in the authorized
                                                                                    range must be approved by the
                                                                                    shareholders.

Filling Board Vacancies      Delaware law provides for the Delaware                 California law permits (a) any holder
(see page 29).               Court of Chancery to order an election to              of 5% or more of the corporation's
                             fill vacancies or newly-created                        voting stock ("Voting Stock") or (b)
                             directorships upon the Application of the              the superior court of the appropriate
                             holders of 10% of the outstanding shares               county to call a special meeting of
                             having a right to vote for such directors if,          shareholders to elect the entire board
                             at the time of filling such vacancies or               if, after filling any vacancy, the
                             directorships, the directors then in office            directors then in office who have
                             constitute less than a majority of the entire          been elected by the shareholders
                             board as constituted immediately prior to              constitute less than a majority of the
                             any increase.                                          directors then in office.

Removal of Directors         Removal with or without cause                          Removal with or without cause by
by Shareholders              by affirmative vote of a majority of the               affirmative vote of a majority of the
(see page 28).               outstanding shares.                                    outstanding shares, provided that
                                                                                    shares voting against removal could
                                                                                    not elect such director under
                                                                                    cumulative voting.

Who May Call Special         The board of directors, the chairman of                The board of directors, the
Shareholder Meeting          the board or the chief executive officer.              chairman of the board, the president,
(see page 30).                                                                      or holders of 10% of the shares
                                                                                    entitled to vote at the  special
                                                                                    meeting.

Action by Written            Action by written consent not permitted by             Action by written consent not
Consent of                   Delaware Certificate.  All shareholder                 permitted by California Articles.  All
Shareholders in Lieu of a    action must take place by a shareholder                shareholder action must take place by
Shareholder Vote at          vote at a meeting of shareholders.                     a shareholder vote at a meeting of
Shareholder Meeting                                                                 shareholders.
(see page 30).


Tender Offer Statute         Restricts hostile two-step takeovers.                  No comparable statute.  The
(see page 31).                                                                      California Articles include a Fair
                                                                                    Price provision similar in effect to the
                                                                                    Delaware statute.

Amendment of Certificate     Amendments to provisions relating to the               Amendments to provisions relating to
(see page 32).               establishment of the number of directors,              the establishment of the number of
                             advance notice of shareholder proposals                directors, advance notice of
                             and nominations, shareholder action                    shareholder proposals and
                             without a meeting and cumulative voting                nominations, shareholder action


                                       26



   ISSUE                        DELAWARE                                               CALIFORNIA
                             require approval by a simple majority of the           without a meeting, cumulative voting
                             Voting Stock of the Delaware                           and the Fair Price provision require
                             Company.                                               approval by a simple majority of the
                                                                                    Voting Stock of the Company.

Loans to Officers and        Board of directors may authorize if                    Provided that the corporation has 100
Directors                    expected to benefit the corporation.                   or more shareholders of record,
(see page 32).                                                                      board of directors may authorize if
                                                                                    expected to benefit the corporation,
                                                                                    otherwise loans must be approved or
                                                                                    ratified by a majority of the
                                                                                    outstanding shares.

Class Vote for               Generally not required unless a                        A reorganization transaction must
Reorganizations              reorganization adversely affects a specific            generally be approved by a majority
(see page 33).               class of shares.                                       vote of each class of shares
                                                                                    outstanding.

Right of Shareholders        Permitted for any purpose reasonably                   Permitted for any purpose reasonably
to Inspect Shareholder       related to such shareholder's interest as a            related to such shareholder's interest
List                         shareholder.                                           as a shareholder.  Also, an absolute
(see page 33).                                                                      right to 5% shareholders and certain
                                                                                    1% shareholders.

Appraisal Rights             Generally available if shareholders receive            Available in certain circumstances if
(see page 33).               cash in exchange for the shares and in                 the holders of 5% of the class assert
                             certain other circumstances.                           such rights.

Dividends                    Paid from surplus (including paid-in and               Generally limited to the greater of (i)
(see page 34).               earned surplus or net profits).                        retained earnings or (ii) an amount
                                                                                    which would leave the corporation with
                                                                                    assets of 125% of liabilities and
                                                                                    current assets of 100% of current
                                                                                    liabilities.

Other Responsive legislature and larger body of corporate case law in Delaware provides more predictable corporate legal environment in Delaware.


INDEMNIFICATION AND LIMITATION OF LIABILITY


LIMITATIONS ON DIRECTOR LIABILITY.

    Both California and Delaware permit a corporation to limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of certain duties as a director. The California and Delaware laws adopt a self-governance approach by enabling a corporation to take advantage of these provisions only if an amendment to the charter limiting such liability is approved by a majority of the outstanding shares or such language is included in the original charter.

    The California Articles eliminate the liability of directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders: (f) interested transactions between the corporation and a director in which a director has a material financial interest: and (g) liability for improper distributions, loans or guarantees.

    The Delaware Certificate also eliminates the liability of directors to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for (a) breaches of the director's duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provision also may not limit director's liability for violation of, or otherwise relieve the Delaware Company or its directors from the necessity of complying with, federal or state securities laws or affect the availability of non-monetary remedies such as injunctive relief or rescission.

    Shareholders should recognize that the proposed reincorporation and associated measures are designed to shield a director from suits by the Delaware Company or its shareholders for monetary damages for negligence or gross negligence by the director in failing to satisfy the director's duty of care.
As a result, an action for monetary damages against a director predicated on a breach of the duty of care would be available only if the Delaware Company or its shareholders were able to establish that the director was disloyal in his conduct, failed to act in good faith, engaged in intentional misconduct, knowingly violated the law, derived an improper personal benefit or approved an illegal dividend or stock repurchase. Consequently, the effect of such measures may be to limit or eliminate an effective remedy which might otherwise be available to a shareholder who is dissatisfied with the Board's decisions. Although an aggrieved shareholder could sue to enjoin or rescind an action taken or proposed by the Board, such remedies may not be timely or adequate to prevent or redress injury in all cases.

    The Company believes that directors are motivated to exercise due care in managing the Company's affairs primarily by concern for the best interests of the Company and its shareholders rather than by the fear of potential monetary damage awards. As a result, the Company believes that the reincorporation proposal should sustain the Board's continued high standard of corporate governance without any decrease in accountability of its Directors to the Company and its shareholders.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

    The California Bylaws and Delaware Bylaws relating to indemnification similarly require that the Company and the Delaware Company, respectively, indemnify its directors and its executive officers and officers to the fullest extent permitted by the respective state law, provided that the Company may modify the extent of such indemnification by individual contracts with its directors and executive officers, and provided, further, that the Company will not be required to indemnify any director or executive officer in connection with a proceeding initiated by such person, with certain exceptions. Such Bylaws permit the Company and the Delaware Company to provide indemnification to their other officers, employees and agents as set forth in the respective state law. Such indemnification is intended to provide the full flexibility available under such laws. The Delaware Bylaws contain provisions similar to the California Bylaws with respect to advances in that the Delaware Company is required to advance expenses related to any proceeding contingent on such persons' commitment to repay any advances unless it is determined ultimately that such persons are entitled to be indemnified.

    California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. There are nonetheless certain differences between the laws of the two states.

    California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made without court approval when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine, and (b) no indemnification may be made under California law without court approval in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action which is settled or otherwise disposed of without court approval. Delaware allows indemnification of such expenses without court approval.

    Indemnification is permitted by both California and Delaware law providing the requisite standard of conduct is met, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party) or the court handling the action.

    California law requires indemnification when the individual has successfully defended the action on the merits (as opposed to Delaware law which requires indemnification relating to a successful defense on the merits or otherwise).

    Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the shareholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to California law) not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise.

    California corporations may include in their articles of incorporation a provision which extends the scope of indemnification through agreements, bylaws or other corporate action beyond that specifically authorized by statute. The California Articles include such a provision.

    A provision of Delaware law states that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Under Delaware law, rights to indemnification and expenses are non-exclusive, in that they need not be limited to those expressly provided by statute. California law is similar in that it permits non-exclusive indemnification if authorized in the Company's charter. The California Articles contain such an enabling provision. Under Delaware law and the Delaware Bylaws, the Delaware Company is permitted to indemnify its directors, officers, employees and other agents, within the limits established by law and public policy, pursuant to an express contract, bylaw provision, shareholder vote or otherwise, any or all of which could provide indemnification rights broader than those currently available under the California Bylaws or the California indemnification statutes. If the reincorporation is approved, the Company intends to enter into indemnification agreements with its officers and Directors.

    The indemnification and limitation of liability provisions of California law, and not Delaware law, will apply to actions of the directors and officers of the Company made prior to the proposed reincorporation. Nevertheless, the Board has recognized in considering this reincorporation proposal that the individual directors have a personal interest in obtaining the application of Delaware law to such indemnity and limitation of liability issues affecting them and the Company in the event they arise from a potential future case, and that the application of Delaware law, to the extent that any director or officer is actually indemnified in circumstances


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

where indemnification would not be available under California law, would result in expense to the Company which the Company would not incur if the Company were not reincorporated. The Board believes, however, that the overall effect of reincorporation is to provide a corporate legal environment that enhances the Company's ability to attract and retain high quality outside Directors and thus benefits the interests of the Company and its shareholders.

    There is no pending or, to the Company's knowledge, threatened litigation to which any of its Directors is a party in which the rights of the Company or its shareholders would be affected if the Company currently were subject to the provisions of Delaware law rather than California law.

    California and Delaware corporate law, the California Bylaws and the Delaware Bylaws, as well as any indemnity agreements, may permit indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has been advised that, in the opinion of the Securities and Exchange Commission (the "SEC"), indemnification for liabilities arising under the Securities Act is contrary to public policy and is therefore unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

CUMULATIVE VOTING FOR DIRECTORS

    Cumulative voting permits the holder of each share of stock entitled to vote in the election of directors to cast that number of votes which equal the number of directors to be elected. The holder may allocate all votes represented by a share to a single candidate or may allocate those votes among as many candidates as he chooses. Thus, a shareholder with a significant minority percentage of the outstanding shares may be able to elect one or more directors if voting is cumulative. In contrast, under non-cumulative voting, the holder or holders of a majority of the shares entitled to vote in an election of directors will be able to elect all the directors of the corporation.

    Under California law, cumulative voting in the election of directors is mandatory upon notice given by a shareholder at a shareholders' meeting at which directors are to be elected. In order to cumulate votes a shareholder must give notice at the meeting, prior to the voting, of the shareholder's intention to vote cumulatively. If any one shareholder gives such a notice, all shareholders may cumulate their votes. However, California law permits a company, by amending its articles of incorporation or bylaws, to eliminate cumulative voting when the Company's shares are listed on a national stock exchange or traded on the Nasdaq and are held by at least 800 equity security holders. The Company has such a provision in the California Articles.

    Cumulative voting is not available under Delaware law unless so provided in the corporation's certificate of incorporation. The Delaware Certificate does not provide for cumulative voting.

    The elimination of cumulative voting could deter investors from acquiring a minority block in the Company with a view toward obtaining a board seat and influencing Company policy. It is also conceivable that the absence of cumulative voting might deter efforts to seek control of the Company on a basis which some shareholders might deem favorable.

OTHER MATTERS RELATING TO DIRECTORS

NUMBER OF DIRECTORS

    California law allows the number of persons constituting the board of directors of a corporation to be fixed by the bylaws or the articles of incorporation, or permits the bylaws to provide that the number of directors may vary within a specified range, the exact number to be determined by the board of directors. California law further provides that, in the case of a variable board, the maximum number of directors may not exceed two times the minimum number minus one. The California Bylaws provide for a board of directors that may vary between five and nine members, inclusive, and the Board has fixed the exact number of Directors at seven.

California law also requires that any change in the range of a variable board of directors specified in the articles and bylaws must be approved by a majority in interest of the outstanding shares entitled to vote (or such greater proportion of the outstanding shares as may be required by the articles of incorporation), provided that a change reducing the minimum number of directors to less than five cannot be adopted if votes cast against its adoption are equal to more than 16 2/3% of the outstanding shares entitled to vote.


    Delaware law permits a board of directors to change the authorized number of directors by amendment to the bylaws unless the number of directors is fixed in the certificate of incorporation or the manner of fixing the number of directors is set forth in the certificate of incorporation, in which case the number of directors may be changed only by amendment of the certificate of incorporation or consistent with the manner specified in the certificate of incorporation, as the case may be. The Delaware Certificate provides that the exact number of directors shall be fixed from time to time exclusively by the board of directors by resolution.

REMOVAL OF DIRECTORS.

    Under California law, a director may be removed with or without cause by the affirmative vote of a majority of the outstanding shares, provided that the shares voted against removal would not be sufficient to elect the director by cumulative voting. Under Delaware law, unless the board is classified or cumulative voting is permitted, a director can be removed from office during his term by shareholders with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors. The Delaware Certificate provides that the Company's Directors may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Voting Stock of the Company. The term "cause" with respect to the removal of directors is not defined in the Delaware General Corporation Law and its meaning has not been precisely delineated by the Delaware courts.

FILLING BOARD VACANCIES.

    Under California law, if, after the filling of any vacancy by the directors of a corporation, the directors then in office who have been elected by the corporation's shareholders constitute less than a majority of the directors then in office, then: (i) any holder of more than 5% of the corporation's Voting Stock may call a special meeting of shareholders, or (ii) the superior court of the appropriate county may order a special meeting of the shareholders to elect the entire board of directors of the corporation. Delaware law provides that if, at the time of filling any vacancy or newly-created directorship, the directors then in office constitute less than a majority of the entire board of directors as constituted immediately prior to any increase, the Delaware Court of Chancery may, upon application of any shareholder or shareholders holding at least 10% of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.


    The California Bylaws provide that vacancies may be filled by either the affirmative vote of a majority of (i) the shareholders or (ii) the remaining Directors then in office, even though less than a quorum. The proposed Delaware Certificate and Delaware Bylaws provide that vacancies shall, unless the Board of Directors determines by resolution that any such vacancies be filled by the shareholders or as otherwise provided by law, be filled only by the affirmative vote of a majority of Directors then in office, even if such Directors comprise less than a quorum of the Board.

CAPITALIZATION

    Currently, the Company's capital stock consists of 15,000,000 authorized shares of Common Stock, no par value, of which 11,295,918 shares were issued and outstanding as of December 31, 1996, and 5,000,000 authorized shares of Preferred Stock, no par value, none of which were issued and outstanding as of December 31, 1996.

    Upon the effectiveness of the reincorporation, the Delaware Company will have the same number of outstanding shares of Common Stock that the Company had outstanding immediately prior to the reincorporation.

    If Proposal 7 (see below) is approved by the shareholders, the Delaware Company will have 60,000,000 shares of Common Stock authorized, an increase of 45,000,000 shares from the 15,000,000 shares currently authorized in the California Articles. If Proposal 7 is not approved by the shareholders, the Delaware Company will have 15,000,000 shares of authorized Common Stock, the same number as is currently authorized in the California Articles. The Delaware Company's authorized but unissued shares of Preferred Stock will be available for future issuance.

    Under the Delaware Certificate, as under the California Articles, the Board has the authority to determine or alter the rights, preferences, privileges and restrictions to be granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares constituting any such series and to determine the designation thereof.

    The Board may authorize the issuance of Preferred Stock for the purpose of adopting shareholder rights plans or in connection with various corporate transactions, including corporate partnering arrangements. If the reincorporation is approved, it is not the present intention of the Board to seek shareholder approval prior to any issuance of Preferred Stock, except as required by law or regulation. See "Anti-Takeover Measures."

SHAREHOLDER POWER TO CALL SPECIAL SHAREHOLDERS' MEETING

    Under California law, a special meeting of shareholders may be called by the board of directors, the chairman of the board of directors, the president or the holders of shares entitled to cast not less than 10% of the votes at such meeting and such persons as are authorized by the articles of incorporation or bylaws. Under Delaware law, a special meeting of shareholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The Delaware Certificate and Delaware Bylaws provide that such a meeting may be called by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer. Pursuant to the Delaware Certificate and Delaware Bylaws, if the meeting is called by a person or persons other than the Board of Directors, (i.e., by the Chairman of the Board of Directors or the Chief Executive Officer) the Board of Directors shall determine the time and the place of such meeting which shall be from 35 to 120 days after the receipt of the request for the meeting.

ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

    Under California and Delaware law, shareholders may execute an action by written consent in lieu of a shareholder meeting. Both California and Delaware law permits a corporation to eliminate such actions by written consent in its charter. The Delaware Certificate, like the California Articles, continues to prohibit actions by written consent of shareholders.

    Prohibition of such shareholder written consents may lengthen the amount of time required to take shareholder actions because certain actions by written consent are not subject to the minimum notice requirement of a shareholders' meeting. The prohibition of shareholder written consents may deter hostile takeover attempts because of the lengthened shareholder approval process. Without the ability to act by written consent, a holder or group of holders controlling a majority in interest of the Delaware Company's capital stock will not be able to amend the Delaware Bylaws or remove directors pursuant to a written consent. Any such holder or group of holders would have to wait until a shareholders' meeting was held to take any such action. The Board believes this provision, like the other provisions to be included in the Delaware Certificate and Delaware Bylaws, will enhance the Board's opportunity to fully consider and effectively negotiate in the context of a takeover attempt.

ADVANCE NOTICE REQUIREMENT FOR SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

    There is no specific statutory requirement under either California or Delaware law with regard to advance notice of director nominations and shareholder proposals. Absent a bylaw restriction, director nominations and shareholder proposals may be made without advance notice at the annual meeting. However, federal securities laws generally provide that shareholder proposals that the proponent wishes to include in the Company's proxy materials must be received not less than 120 days in advance of the date stated in the proxy statement released in connection with the previous year's annual meeting.

    The Delaware Bylaws provide that, in order for director nominations or shareholder proposals to be properly brought before the annual meeting, the shareholder must have delivered timely notice to the Secretary of the corporation. To be timely under the Delaware Bylaws, notice must be delivered not less than 120 days prior to the date stated in the Company's proxy statement released to stockholders in connection with the previous year's annual meeting. If no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, the Delaware Bylaws will provide that notice must be given not more than 90 days nor less than 60 days prior to the annual meeting. Proper notice under the federal securities laws for a proposal to be included in the Company's proxy materials will constitute proper notice under the Delaware Bylaws. These notice requirements help ensure that shareholders are aware of all proposals to be voted on at the annual meeting and have the opportunity to consider each proposal in advance of the annual meeting.

ANTI-TAKEOVER MEASURES

    Delaware law has been widely viewed to permit a corporation greater flexibility in governing its internal affairs and its relationships with shareholders and other parties than do the laws of many other states, including California. In particular, Delaware law permits a corporation to adopt a number of measures designed to reduce a corporation's vulnerability to hostile takeover attempts. Such measures are either not currently permitted or are more narrowly drawn under California law. Among these measures are the establishment of a classified board of directors and the elimination of the right of shareholders to call special shareholders' meetings, each of which is described above. In addition, certain types of "poison pill" defenses (such as shareholder rights plans) have been upheld by Delaware courts, while California courts have yet to decide on the validity of such defenses, thus rendering their effectiveness in California less certain.

    As discussed above, numerous differences between California and Delaware law, effective without additional action by the Delaware Company, could have a bearing on unapproved takeover attempts. One such difference is the existence of a Delaware statute regulating tender offers, which statute is intended to limit coercive takeovers of companies incorporated in that state. California has no comparable statute, but the California Articles include a Fair Price provision similar to the Delaware statute, which prevents potential acquirors who purchase a controlling interest in the Company for a certain price from acquiring the remainder of the shares at a lesser price. Delaware law provides that a corporation may not engage in any business combination with any interested shareholder for a period of three years following the date that such shareholder became an interested shareholder, unless (i) prior to the date the shareholder became an interested shareholder the Board of Directors approved the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, or (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the Voting Stock, or (iii) the business combination is approved by the Board of Directors and authorized by 66 2/3% of the outstanding Voting Stock which is not owned by the interested shareholder. An interested shareholder means any person that is the owner of 15% or more of the outstanding Voting Stock, however, the statute provides for certain exceptions to parties who otherwise would be designated interested shareholders, including an exception for parties that held 15% or more of the outstanding Voting Stock as of December 23, 1987. Any corporation may decide to opt out of the statute in its original certificate of incorporation or, at any time, by action of its shareholders. The Company has no present intention of opting out of the statute.

    There can be no assurance that the Board would not adopt any further anti-takeover measures available under Delaware law (some of which may not require shareholder approval). Moreover, the availability of such measures under Delaware law, whether or not implemented, may have the effect of discouraging a future takeover attempt which a majority of the Delaware Company's shareholders may deem to be in their best interests or in which shareholders may receive a premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such transactions may not have the opportunity to do so. Shareholders should recognize that, if adopted, the effect of such measures, along with the possibility of discouraging takeover attempts, may be to limit in certain respects the rights of shareholders of the Delaware Company compared with the rights of shareholders of the Company.

    The Board recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to the shareholders, providing all of the shareholders with considerable value for their shares. However, the Board believes that the potential disadvantages of unapproved takeover attempts (such as disruption of the Company's business and the possibility of terms which may be less than favorable to all of the shareholders than would be available in a board-approved transaction) are sufficiently great such that prudent steps to reduce the likelihood of such takeover attempts and to enable the Board to fully consider the proposed takeover attempt and actively negotiate its terms are in the best interests of the Company and its shareholders.

    In addition to the various anti-takeover measures that would be available to the Delaware Company after the reincorporation due to the application of Delaware law, the Delaware Company would retain the rights currently available to the Company under California law to issue shares of its authorized but unissued capital stock. Following the effectiveness of the proposed reincorporation, shares of authorized and unissued Common Stock and Preferred Stock of the Delaware Company could (within the limits imposed by applicable law) be issued in one or more transactions, or Preferred Stock could be issued with terms, provisions and rights which would make more difficult and, therefore, less likely, a takeover of the Delaware Company. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of existing shares of Common Stock and Preferred Stock, and such additional shares could be used to dilute the stock ownership of persons seeking to obtain control of the Delaware Company.

    It should be noted that the voting rights to be accorded to any unissued series of Preferred Stock of the Delaware Company ("Delaware Preferred Stock") remain to be fixed by the Delaware Board of Directors. Accordingly, if the Delaware Board of Directors so authorizes, the holders of Delaware Preferred Stock may be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions in circumstances where Delaware law does not ordinarily require such a class vote, or might be given a disproportionately large number of votes. Such Delaware Preferred Stock could also be convertible into a large number of shares of Common Stock of the Delaware Company under certain circumstances or have other terms which might make acquisition of a controlling interest in the Delaware Company more difficult or more costly, including the right to elect additional directors to the Delaware Board of Directors. Potentially, the Delaware Preferred Stock could be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise to gain control of the Delaware Company. Also, the Delaware Preferred Stock could be privately placed with purchasers who might side with the management of the Delaware Company in opposing a hostile tender offer or other attempt to obtain control.

    If the reincorporation is approved it is not the present intention of the Board to seek shareholder approval prior to any issuance of the Preferred Stock or Common Stock of the Delaware Company, except as required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board that the delay necessary for shareholder approval of a specific issuance would be a detriment to the Delaware Company and its shareholders. The Board does not intend to issue any Preferred Stock except on terms which the Board deems to be in the best interests of the Delaware Company and its then existing shareholders.

AMENDMENT OF CERTIFICATE

    Both the California Articles and the Delaware Certificate provide that the provisions relating to the (i) establishment of the number of directors, (ii) advance notice of shareholder proposals and nominations, (iii) shareholder action without a meeting and (iv) cumulative voting can only be amended by the affirmative vote of the holders of a majority of the Voting Stock of the Company and the Delaware Company, respectively.

AMENDMENT OF BYLAWS

    Both the California Bylaws and the Delaware Bylaws provide that the provisions relating to the (i) establishment of the number of directors, (ii) advance notice of shareholder proposals and nominations, (iii) shareholder action without a meeting, (iv) shareholder voting procedures, (v) filling vacancies on the Board of Directors, (vi) excessive compensation and (vii) loans to officers can only be amended by the affirmative vote of the holders of 66-2/3% of the Voting Stock of the Company and the Delaware Company, respectively.

LOANS TO OFFICERS, DIRECTORS AND EMPLOYEES

    Except where there are 100 or more shareholders of record and the corporation's bylaws provide that its board of directors may approve loans to the corporation's officers or directors or employee benefit plans that the board of directors reasonably expects to benefit the corporation, California law provides that any loan or guaranty (other than loans to permit the purchase of shares under certain stock purchase plans) for the benefit of any officer or director, or any employee benefit plan authorizing such loan or guaranty (except certain employee stock purchase plans), must be approved by the shareholders of a California corporation. The California Bylaws provide for Board approval of loans to the Company's officers or directors or employee benefit plans under the circumstances described above.

    Under Delaware law, a corporation may make loans to, or guarantee the obligations of, officers or other employees when, in the judgment of the board of directors, the loan or guaranty may reasonably be expected to benefit the corporation. Both California law and Delaware law permit such loans or guaranties to be unsecured and without interest.

CLASS VOTE FOR CERTAIN REORGANIZATIONS

    With certain exceptions, California law requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding. Delaware law generally does not require class voting for such transactions, except in certain situations involving an amendment to the certificate of incorporation which adversely affects a specific class of shares.

    California law also requires that holders of a California corporation's common stock receive nonredeemable common stock in a merger of the corporation with the holder (or an affiliate of the holder) of more than 50% but less than 90% of its common stock, unless all of the holders of its common stock consent to the merger or the merger has been approved by the California Commissioner of Corporations at a "fairness" hearing. This provision of California law may have the effect of making a cash "freezeout" merger by a majority shareholder more difficult to accomplish. A cash freezeout merger is a transaction whereby a minority shareholder is forced to relinquish his share ownership in a corporation in exchange for cash, subject in certain instances to dissenters rights. Delaware law has no comparable provision.

INSPECTION OF SHAREHOLDER LISTS

    California law provides for an absolute right of inspection of the shareholder list for shareholders holding 5% or more of a corporation's Voting Stock or shareholders holding 1% or more of such shares who have filed a
Schedule 14B with the SEC. Delaware law provides no such absolute right of shareholder inspection. However, both California and Delaware law permit any shareholder of record to inspect the shareholder list for any purpose reasonably related to that person's interest as a shareholder.

APPRAISAL RIGHTS

    Under both California law and Delaware law, a shareholder of a corporation participating in certain mergers and reorganizations may be entitled to receive cash in the amount of the "fair value" (Delaware) or "fair market value" (California) of its shares, as determined by a court, in lieu of the consideration it would otherwise receive in the transaction. The limitations on such dissenters' appraisal rights are somewhat different in California and Delaware.

    Shareholders of a California corporation, the shares of which are listed on a national securities exchange or on the OTC margin stock list, generally do not have appraisal rights unless the holders of at least 5% of the class of outstanding shares assert the appraisal right. In any reorganization in which one corporation or the shareholders of one corporation own more than 5/6 of the voting power of the surviving or acquiring corporation, shareholders are denied dissenters' rights under California law. For this reason, appraisal rights will not be available to shareholders in connection with the reincorporation proposal.

    Under Delaware law appraisal rights are not available to shareholders with respect to a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or designated as a national market system security or an interdealer quotation system security by the National Association of Securities Dealers, Inc., or are held of record by more than 2,000 holders if the shareholders receive shares of the surviving corporation or shares of any other corporation which are similarly listed or dispersed, and the shareholders do not receive any other property in exchange for their shares except cash for fractional shares. Appraisal rights are also unavailable under Delaware law to shareholders of a corporation surviving a merger if no vote of those shareholders is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately before the merger and certain other conditions are met.

VOTING AND APPRAISAL RIGHTS IN CERTAIN TRANSACTIONS

    Delaware law does not provide shareholders with voting or appraisal rights when a corporation acquires another business through the issuance of its stock, whether in exchange for assets or stock or in a merger with a subsidiary. California law treats these kinds of acquisitions in the same manner as a merger of the corporation directly with the business to be acquired and provides appraisal rights in the circumstances described in the preceding section.

DIVIDENDS

    Under California law, any dividends or other distributions to shareholders, such as redemptions, are limited to the greater of (i) retained earnings or (ii) an amount which would leave the corporation with assets (excluding certain intangible assets) equal to at least 125% of its liabilities (excluding certain deferred items) and current assets equal to at least 100% (or, in certain circumstances, 125%) of its current liabilities. Delaware law allows the payment of dividends and redemption of stock out of surplus (including paid-in and earned surplus) or out of net profits for the current and immediately preceding fiscal years. The Company has never paid cash dividends and has no present plans to do so.

APPLICATION OF CALIFORNIA LAW AFTER REINCORPORATION

    California law provides that if (i) the average of certain property, payroll and sales factors results in a finding that more than 50% of the Delaware Company's business is conducted in California, and in a particular fiscal year more than 50% of the Delaware Company's outstanding voting securities are held of record by persons having addresses in California, and
(ii) the Company's shares are traded in the Nasdaq and are held by fewer than 800 equity security holders, as of its most recent annual meeting of shareholders, then the Delaware Company would become subject to certain provisions of California law regardless of its state of incorporation. The Company does not currently meet all of the above requirements.

    Because the Company's Common Stock is traded in the Nasdaq and the Company's shares are held by at least 800 equity security holders, as of its most recent annual meeting of shareholders, California law will not initially apply to the Delaware Company if the reincorporation is approved. The Company would not be subject to California law as long as it continued to meet both of these requirements.

    If the Delaware Company were to become subject to the provisions of California law referred to above, and such provisions were enforced by California courts in a particular case, many of the Delaware laws described in this Proxy Statement would not apply to the Delaware Company. Instead, the Delaware Company could be governed by certain California laws, including those regarding liability of directors for breaches of the duty of care, indemnification of directors, dissenters' rights of appraisal, removal of directors as well as certain other provisions discussed above, to the exclusion of Delaware law. The effects of applying both Delaware and California laws to a Delaware corporation whose principal operations are based in California have not yet been determined.

FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION

    The reincorporation provided for in the Merger Agreement is intended to be a tax free reorganization under the Internal Revenue Code. Assuming the reincorporation qualifies as a reorganization, no gain or loss will be recognized to the holders of capital stock of the Company as a result of consummation of the reincorporation, and no gain or loss will be recognized by the Company or the Delaware Company. Each former holder of capital stock of the Company will have the same basis in the capital stock of the Delaware Company received by such holder pursuant to the reincorporation as such holder has in the capital stock of the Company held by such holder at the time of consummation of the reincorporation. Each shareholder's holding period with respect to the Delaware Company's capital stock will include the period during which such holder held the corresponding Company capital stock, provided the latter was held by such holder as a capital asset at the time of consummation of the reincorporation. The Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reincorporation.

    The foregoing is only a summary of certain federal income tax consequences. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE PROPOSED REINCORPORATION, INCLUDING THE APPLICABILITY OF THE LAWS OF ANY STATE OR OTHER JURISDICTION.

BOARD RECOMMENDATION

    The foregoing discussion is an attempt to summarize the more important differences in the corporation laws of Delaware and California and does not purport to be an exhaustive discussion of all of the differences. Such differences can be determined in full by reference to the California Corporations Code and to the Delaware General Corporation Law. In addition, both California and Delaware law provide that some of the statutory provisions as they affect various rights of holders of shares may be modified by provisions in the charter or bylaws of the corporation.

    A vote FOR the reincorporation proposal will constitute approval of the merger, the Delaware Certificate, the Delaware Bylaws, assumption of the indemnification agreements, the adoption and assumption by the Delaware Company of each of the Company's Option Plan, Purchase Plan and other employee benefit plans and all other aspects of this Proposal 6. Approval of this Proposal 6 is not contingent upon approval of Proposal 7 (see below) which authorizes an increase in the number of authorized shares available for issuance by the Delaware Company.

             THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR REINCORPORATION
                             OF THE COMPANY IN DELAWARE
                         AS SET FORTH IN ITEM 6 OF THE PROXY.

                                   PROPOSAL 7


             APPROVAL TO INCREASE NUMBER OF AUTHORIZED SHARES
             OF COMMMON STOCK OF DELAWARE COMPANY TO 60,000,000
         CONCURRENTLY WITH THE COMPANY'S REINCORPORATING IN DELAWARE


     In the event Proposal 6 is approved by the required vote of the shareholders of the Company, the Board has adopted a proposal, subject to ratification by the shareholders, providing for an increase in the number of authorized shares of Common Stock of the Delaware Company from 15,000,000 to 60,000,000 concurrently with the reincorporation of the Company in Delaware. This proposal is contingent upon shareholder approval of Proposal 6 which authorizes the Company's reincorporating in Delaware; therefore, this Proposal 7 will not be considered at the Meeting if Proposal 6 is not approved by the required vote of shareholders.


     This Proposal 7 will be implemented as follows:


     Paragraph (A) of the Recitals to Agreement and Plan of Merger (Exhibit A) shall be deleted and replaced with the following :


          A. ENCAD Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has a total authorized capital stock of Sixty-Five Million (65,000,000) shares. The number of shares of Preferred Stock authorized to be issued is Five Million (5,000,000), par value $.001. No shares of Preferred Stock were outstanding as of the date hereof and prior to giving effect to the transactions contemplated hereby. The number of shares of Common Stock authorized to be issued is Sixty Million (60,000,000), par value $.001. As of the date hereof, and before giving effect to the transactions contemplated hereby, _______shares of Common Stock were issued and outstanding, all of which were held by ENCAD California.


    Paragraph (A) of Article IV of the Certificate of Incorporation of the Company (Exhibit B) shall be deleted and replaced with the following:

                                  ARTICLE IV


          (A) CLASSES OF STOCK. This corporation is authorized to issue two classes of stock, denominated Common Stock and Preferred Stock. The Common Stock shall have a par value of $0.001 per share and the Preferred Stock shall have a par value of $0.001 per share. The total number of shares of Common Stock which the corporation is authorized to issue is Sixty Million (60,000,000), and the total number of shares of Preferred Stock which the Corporation is authorized to issue is Five Million (5,000,000), which shares of Preferred Stock shall be undesignated as to series.

     The Board believes that the additional authorized shares of Common Stock in the Delaware Company are desirable to enhance the Delaware Company's flexibility in handling future needs of the Delaware Company which may entail the use of stock for such actions as equity financing, acquisition opportunities, management incentive and employee benefit plans, a shareholder rights plan, or for other corporate purposes. The proposed increase in the number of authorized shares will also expedite a stock split or stock dividend which could be beneficial to the Delaware Company and shareholders by broadening the potential market for the Common Stock of the Delaware Company and creating a wider distribution of shares.


     Delay in implementing these actions could result in lost opportunities or reduce anticipated benefits. In addition, the Delaware Company would be subject to the added cost of holding a special meeting of shareholders to vote on an increase in the authorized shares. If this proposal is approved by the shareholders, the additional shares of Common Stock would be available for issuance at the discretion of the Board without the delay and expense incidental to obtaining shareholder approval for an increase of the authorized shares.

     The Board's discretion in issuing the additional authorized shares without shareholder approval is, however, subject to the applicable rules of the National Association of Securities Dealers, Inc. ("NASD") or any stock exchange on which the Delaware Company's securities may then be listed. Under existing NASD regulations, approval by a majority of the holders of Common Stock would nevertheless be required prior to the original issuance of additional shares of Common Stock, other than in a public offering for cash,
(i) if the Common Stock (including securities convertible into or exercisable for Common Stock) has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of the Common Stock; or (ii) if the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares outstanding before the issuance of the Common Stock; or (iii) if the issuance would result in a change in control of the Delaware Company.

     Shareholder approval would also be required under NASD regulations for any issuance, other than an issuance under a plan of stock or stock purchase rights to officers or directors representing less than 25,000 shares or if the plan or arrangement involves the issuance of less than 1% of the number of shares of Common Stock or 1% of the voting power outstanding. In any event, the issuance of Common Stock other than on a pro-rata basis to all holders of such stock would reduce the proportionate interests of such shareholders.

     Although the increase in authorized Common Stock will not have any immediate effect on the rights of existing shareholders, the additional authorized shares could be used in the future to discourage or frustrate a hostile takeover of the Delaware Company. Issuance of the additional shares of Common Stock could (within the limits imposed by applicable law) be used to make a takeover of the Delaware Company more difficult, and therefore less likely, by diluting the stock ownership or voting rights of persons seeking to obtain control of the Delaware Company. Under certain circumstances, an attempt to effect a takeover or otherwise gain control of the Delaware Company could be favorable to the interests of shareholders.


     The Board is not aware of any specific effort by any person or group to obtain control of the Delaware Company and does not intend to issue any shares of Common Stock except on terms which the Board deems to be in the best interests of the Delaware Company and its shareholders. Except as described above with respect to existing stock option and stock purchase plans, the Board at this time has no other agreement, arrangement, plan or understanding with respect to the issuance of any of the additional authorized shares.


     The holders of any additional shares of Common Stock issued in the future would generally have the same rights and privileges as the holders of the shares of Common Stock currently authorized and outstanding. Those rights do not include preemptive rights or cumulative voting rights with respect to the future issuance of any of the Common Stock authorized by this proposed amendment.


     Approval of this Proposal 7 requires the affirmative vote of at least a majority of the outstanding shares of Common Stock issued and outstanding on the Record Date.


         IN THE EVENT PROPOSAL 6 IS APPROVED BY THE SHAREHOLDERS,
               THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR
             AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES
                OF COMMON STOCK OF THE DELAWARE COMPANY
              WHEN THE COMPANY REINCORPORATES IN DELAWARE,
                 AS SET FORTH IN ITEM 7 OF THE PROXY.

                                      PROPOSAL 8

                                APPROVAL OF AMENDMENT
                 OF THE COMPANY'S RESTATED ARTICLES OF INCORPORATION
                       TO INCREASE NUMBER OF AUTHORIZED SHARES
                        OF COMPANY'S COMMON STOCK TO 60,000,000

    In the event Proposal 6 is not approved by the required vote of the shareholders of the Company, the Board has adopted an amendment to the California Articles to increase the number of authorized shares of Common Stock from 15,000,000 to 60,000,000 shares, subject to ratification of the amendment by the shareholders. This proposed amendment is an alternative to Proposal 6 and 7. In the event the Company reincorporates in Delaware pursuant to Proposal 6, this Proposal 8 will not be applicable and will not be considered at the Meeting. If Proposal 6 is not approved and the Company remains a California corporation, shareholders will be asked to approve this Proposal 8 to increase authorized shares by amending the California Articles.

    The proposed amendment will be implemented by deleting paragraph (A) of
Article III of the Restated Articles of Incorporation of the Company and substituting a new paragraph (A) that reads in full as follows:

                                     ARTICLE III

            (A) CLASSES OF STOCK. The corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is sixty million (60,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock.

    For the same reasons described in Proposal 7 above, the Board believes that an increase in the authorized shares of Common Stock would be beneficial because it will afford the Company the option of using stock for such actions as equity financing, acquisition opportunities, management incentive and employee benefit plans, a shareholder rights plan, or for other corporate purposes. The proposed increase in the number of authorized shares will also expedite a stock split or stock dividend which could be advantageous to the Company and shareholders by expanding the market for the Common Stock.

    As discussed in Proposal 7, delay in implementing these actions could result in lost opportunities or in the reduction of anticipated benefits, in addition to the time and cost expended in holding a special meeting of shareholders to vote on an increase in authorized shares. If the proposed amendment is approved by the shareholders, the Board will have the authority to issue the additional shares in its discretion without the delay and expense of obtaining shareholder approval.

    The Board's authority to issue authorized shares without shareholder approval is subject to the applicable rules of the National Association of Securities Dealers, Inc. ("NASD") or any stock exchange on which the Company's securities may then be listed. See discussion under Proposal 7, page 36.

    Although the increase in authorized Common Stock will not have any immediate effect on the rights of existing shareholders, the additional authorized shares could be used in the future to discourage or frustrate a hostile takeover of the Company even though such a takeover may be, under certain circumstances, advantageous to shareholders. See discussion under Proposal 7, page 37.

    The Board is not aware of any specific effort by any person or group to obtain control of the Company and does not intend to issue any shares of Common Stock except on terms which the Board deems to be in the best interests of the Company and its shareholders. Except as described above with respect to existing stock option and stock purchase plans, the Board at this time has no other agreement, arrangement, plan or understanding with respect to the issuance of any of the additional authorized shares.

    The holders of any additional shares of Common Stock issued in the future would generally have the same rights and privileges as the holders of the shares of Common Stock currently authorized and outstanding. Those rights do not include preemptive rights or cumulative voting rights with respect to the future issuance of any of the Common Stock authorized by this proposed amendment.

    Approval of this proposed amendment to the California Articles requires the affirmative vote of at least a majority of the outstanding shares of Common Stock issued and outstanding on the Record Date. If this proposed amendment is approved by the shareholders, it will become effective upon filing and recording of the Amendment to the California Articles (described above) with the Secretary of State of California.


             IN THE EVENT PROPOSAL 6 IS NOT APPROVED BY THE SHAREHOLDERS,
              THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT
                      OF THE RESTATED ARTICLES OF INCORPORATION
                     TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                OF COMMON STOCK, AS SET FORTH IN ITEM 8 OF THE PROXY.



                                SECURITY OWNERSHIP OF
                       CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    As of the Record Date, Directors and executive officers of the Company were beneficial owners (or deemed to be beneficial owners) of an aggregate of ___________ shares of Common Stock (not including shares of Common Stock subject to unexercised stock options) constituting approximately ____ % of the shares of Common Stock outstanding and entitled to vote at the Meeting. The approval of the proposals is not assured.

   The following table sets forth information as of March 31, 1997 relating to the beneficial ownership of Common Stock by (i) each shareholder known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director and nominee for election at the Meeting, (iii) each of the Named Executive Officers, and (iv) all the Company's executive officers and Directors as a group. This table is based upon information supplied by Directors, nominees for Director, Named Executive Officers, principal shareholders and Schedule 13Gs filed with the SEC. Unless otherwise indicated, the individual shareholders named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                               AMOUNT AND NATURE OF
                                               BENEFICIAL OWNERSHIP
                                       ------------------------------------
                                             OWNED AT        ACQUIRABLE      PERCENT
                                          MARCH 31, 1997   WITHIN 60 DAYS    OF CLASS
NAMES AND ADDRESSES                                              (2)           (3)
                                       --------------------------------------------------
Pilgrim Baxter & Associates, Ltd.(1)         1,188,400              0            10.5%
11255 Drummers Lane, Suite 300
Wayne, Pennsylvania 19087

Driehaus Capital Management (1)                765,119              0             6.8%
25 E. Erie Street
Chicago, Illinois 60611

Navellier & Associates (1)                     744,215              0             6.6%
1 East Liberty Street, 3rd Floor
Reno, Nevada 89501

American Century Companies (1)                 700,000              0             6.2%
P.O. Box 418210
Kansas City, Missouri 64141(9210)

Scudder, Stevens & Clark, Inc. (1)             638,000              0             5.6%
345 Park Avenue
New York, New York 10154

Nicholas Applegate Capital Management (1)      584,678              0             5.2%
600 W. Broadway, 29th Floor
San Diego, California 92101

Robert V. Adams                                      0         20,667             *

Craig S. Andrews                                10,324         10,000             *

Ronald J. Hall                                  57,610         31,667             *

Howard L. Jenkins                              193,176         31,667             1.9%

Charles E. Volpe                                 4,000         10,000             *

David A. Purcell                               760,002          2,500             6.6%

Richard A. Plante                                4,499         42,812             *

Francis J. Wypychowski                               0         22,500             *

Mark C. Lewis                                        0          5,000             *

Clifford R. McCarney                             1,956          6,857             *

All directors and executive officers
as a group (15 persons)                      1,060,114        257,735            11.4%


* Less than one percent.

(1) Based upon information filed with the SEC on Schedule 13G as of December 31, 1996.

(2) Shares issuable upon exercise of stock options that are exercisable within 60 days of March 31, 1997.

(3) Applicable percentage ownership is based on 11,340,030 shares of Common Stock outstanding on March 31, 1997 and calculated pursuant to SEC Rule 13d-3(d)(1), which includes the number of shares acquirable within 60 days.


                                  BOARD OF DIRECTORS

TERM OF BOARD

    Members of the Board hold office and serve until the next annual meeting of the shareholders of the Company or until their respective successors have been elected and qualified. Executive officers are appointed by, and serve at the discretion of, the Board.

COMMITTEES AND MEETINGS OF THE BOARD

    The Company has a Compensation Committee and an Audit Committee. The Board does not maintain a nominating committee or other committee which performs similar functions.

    The current members of the Compensation Committee are Mr. Hall (Chairman), Mr. Adams, and Mr. Volpe. The Compensation Committee will provide recommendations concerning salaries and incentive compensation for executive officers and key personnel other than stock options for Directors and remuneration of Directors. The Compensation Committee held four meetings in the year ended December 31, 1996.

    The current members of the Audit Committee are Mr. Jenkins (Chairman), Mr. Hall, and Mr. Andrews. The Audit Committee will recommend the Company's independent auditors, review the results and scope of the audit and other services provided by such auditors, and evaluate fees. During the year ended December 31, 1996, the Audit Committee held one meeting.

    The Board held 10 meetings during the year ended December 31, 1996. No incumbent Director attended fewer than 75% of the Board and Committee meetings in which such Director was entitled to participate.

COMPENSATION OF DIRECTORS

    For their services as Directors, non-employee Directors received cash compensation in the amount of $6,000 for 1996 and are eligible for reimbursement of their expenses incurred in attending meetings of the Board in accordance with Company policy.

    Non-employee Directors participate in the Automatic Option Grant Program of the Option Plan. Under the Automatic Option Grant Program, non-employee Directors who first join the Board receive a maximum initial option grant of 15,000 shares of Common Stock upon their election or appointment to the Board, and Directors who continue to serve as non-employee Directors receive option grants of 1,000 shares each year they are re-elected. The number of shares initially issued to new non-employee Directors under automatic option grants may be decreased, as determined by formula, based upon the number of shares in the Company owned by, or available to, the non-employee Director at the time of his or her election or appointment. The terms and conditions of such automatic option grants are otherwise fixed by the Option Plan and are not subject to the discretion of the Board. The exercise price for each option granted under the Automatic Option Grant Program must be at least 100% of the fair market value of the stock on the date of the option grant.

    For 1997, cash compensation to non-employee Directors has been increased to $12,000 annually with an additional payment of $3,000 to each non-employee Director who serves on at least one special committee of the Board. Expense reimbursement practices and the Automatic Option Grant Program, as described above, remain unchanged.

                                  EXECUTIVE OFFICERS

    The following individuals were executive officers of the Company as of March 31, 1997:


              NAME              AGE    POSITION
              ----              ---    --------
    David A. Purcell . . . . . .59     Chairman of the Board and Chief Executive
                                        Officer
    Richard A. Plante. . . . . .44     President and Chief Operating officer
    Todd W. Schmidt. . . . . . .54     Vice President  and Chief Financial Officer,
    Thomas L. Green. . . . . . .49     Vice President, Secretary, and General Counsel
    Francis J. Wypychowski . . .48     Vice President, Engineering & Manufacturing
    Robert Zabaronick. . . . . .50     Vice President, Human Resources
    Mark C. Lewis  . . . . . . .41     Vice President, Marketing
    Serge H. Drobatschewsky. . .50     Vice President, Materials and Logistics
    Clifford R. McCarney . . . .45     Vice President, Sales
    Lawrence E. Thompson . . . .48     Vice President, Supplies Business Unit

     Mr. Purcell has served as Chairman of the Board, a Director and Chief Executive Officer since the Company's founding in November 1981. See "Election of Directors - Nominees for Election as Director."

    Mr. Plante has served as the President and Chief Operating Officer since joining the Company in June 1995 and as a Director since June 1996. See "Election of Directors - Nominees for Election as Director."

    Mr. Schmidt joined the Company as Vice President and Chief Financial Officer in June 1996. Mr. Schmidt previously served as Vice President, Finance and Administration from July 1990 to September 1995 for Biosym Technologies, Inc., a wholly-owned subsidiary of Corning Incorporated, which develops and sells computer-aided molecular modeling software. He held similar positions from January 1984 to July 1990 with Dura Pharmaceuticals, a publicly-traded biotechnology corporation which designs and develops immunoregulatory drugs, and from September 1976 to February 1982 with IVAC Corporation which manufactures and sells medical devices and related disposable products. He is a certified public accountant with both a BS in industrial engineering and an MBA from Northwestern University.

    Mr. Green has served as Vice President since December 1995, and as General Counsel and Secretary since joining the Company in June 1994, previous to which Mr. Green was a consultant for the Company. From February 1992 to June 1993, Mr. Green served as General Counsel for Psicor, Inc., a publicly-traded company that provides services related to open-heart perfusion. He was Senior Vice President and General Counsel from May 1990 to February 1992 for Pacific Scene Development, a real estate development company. Mr. Green has also served as General Counsel for two public companies which owned and operated hotels and restaurants: Atlas Hotels, Inc. where he worked from February 1987 to May 1989, and Trust House Forte / Travel Lodge, Inc. where he worked from November 1981 to February 1987. Mr. Green holds a BA in economics from West Virginia Wesleyan College and a JD from the Western States University School of Law.


    Mr. Wypychowski joined the Company as Vice President, Engineering and Manufacturing in June 1996. From January 1995 to June 1996, Mr. Wypychowski was a partner of JTA Research which provided design consulting services to the Company from January 1996 to June 1996. He has held executive positions with companies involved in the development and marketing of design automation software, including Synopsys, Inc., where Mr. Wypychowski served as Vice President from February 1992 to August 1994, and Cadence Design Systems, Inc., (formerly Valid Logic Systems, Inc. and Analog Design Tools, Inc.) where he held the positions of

Vice President and General Manager from December 1988 to February 1992 and Senior Vice President, Product Development from October 1988 to December 1988. Mr. Wypychowski holds a BS and an MS in electrical engineering from State University of New York at Buffalo, and an AS in chemistry from Arizona College.

    Mr. Zabaronick has served as Vice President, Human Resources since joining the Company in January 1997. From July 1987 to January 1997, he held the position of Senior Vice President, Human Resources for Brooktree Corporation, a publicly-traded company which produces computer chips and software. From March 1984 to March 1985, he also served as Vice President, Human Resources for Cipher Data Products, a computer storage technology business, and from March 1985 to July 1987 as an independent human resources consultant for high technology clients. Mr. Zabaronick holds a BA from Franklin College and an MBA from Southern Illinois University.

    Mr. Lewis joined the Company in April 1996 as Vice President, Marketing. Prior to that time, Mr. Lewis worked for nearly 10 years - from October 1986 to March 1996 - at CalComp, a subsidiary of Lockheed-Martin Corporation, which manufactures printers and plotters. During his tenure with CalComp, Mr. Lewis became Vice President, Marketing after serving as Director of Product Marketing and occupying several managerial positions in the marketing area. From May 1980 to October 1986, he held various sales positions at NCR Corporation, a publicly-traded company which develops and manufactures computer systems. He has a BS in accounting from the University of Wisconsin and an MBA from Rockhurst College.

    Mr. Drobatschewsky has served as Vice President, Materials and Logistics since January 1996 and was Vice President, Operations from August 1992 to December 1995 and Vice President, Quality Assurance from March 1992 to August 1992. Mr. Drobatschewsky previously held several positions of responsibility, including Vice President, Quality and Director of Operations, from 1979 to 1991 at Cipher Data Products, Inc., a computer storage technology business. Mr. Drobatschewsky holds a BS in electrical engineering from Arizona State University and an MS in systems management from the University of Southern California.

    Mr. McCarney has served as Vice President, Sales since January 1996, Director of International Sales from January 1995 to January 1996, and International Sales Manager from July 1992 to December 1994. Prior to joining the Company, Mr. McCarney held a variety of sales and management positions at Numonics Corp. from 1986 to 1992. Mr. McCarney was also IC Planning Manager for Thompson CSF Components from 1985 to 1986. Mr. McCarney holds a BA in marketing from Temple University.

    Mr. Thompson has served as Vice President, Supplies Business Unit since November 1995 and Director of Business Development from October 1994 to November 1995. Prior to joining the Company, Mr. Thompson held a number of sales and management positions with Xerox Corporation (and its subsidiaries), a publicly-traded company which develops, manufactures, and markets office products. During his tenure with Xerox from October 1970 to September 1994, Mr. Thompson served as Director of Strategy and Third Party Arrangements, Director of Alternate Channel Sales/Marketing of Xerox Engineering Systems Division, and Manager of Multi-National OEM/Distribution Marketing/Sales and Manager of Group Program Office-Advanced Products at Xerox Printing System. Mr. Thompson holds a BS in engineering from Indiana Institute of Technology and an MBA from the Rochester Institute of Technology.

                          COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth the aggregate compensation paid or accrued by the Company for the years ended December 31, 1996, 1995 and 1994, for Named Executive Officers:

                              SUMMARY COMPENSATION TABLE

                                                                                                   LONG-TERM
                                                      ANNUAL COMPENSATION                        COMPENSATION
                                             ------------------------------------------------  --------------------
                                                                                  OTHER              AWARDS
         NAME AND                                                                 ANNUAL           SECURITIES
         PRINCIPAL                                                                COMPEN-          UNDERLYING
         POSITION                   YEAR     SALARY ($)(1)   BONUS ($)(2)      SATION($)(3)    OPTIONS/SARS (#)(4)
---------------------------------   -------  --------------  -------------     --------------  --------------------
David A. Purcell                    1996     $286,329         $228,000         $    -                   -
   Chairman of the Board and        1995     $242,020         $ 55,700         $    -                   -
   Director and Chief Executive     1994     $193,782         $ 75,000         $    -                   -
   Officer

Richard A. Plante (5)               1996     $267,030         $348,753 (6)     $ 50,000 (7)             -
   President and Chief              1995     $129,383         $ 50,875         $    -                   -
   Operating Officer                1994     $  -             $    -           $    -                   -

Francis J. Wypychowski (8)          1996     $111,082         $ 63,079         $    -                90,000 (9)
   Vice President, Engineering      1995     $    -           $    -           $    -                   -
   and Manufacturing                1994     $    -           $    -           $    -                   -

Mark C. Lewis (10)                  1996     $102,850         $ 87,378 (11)    $    -                40,000
   Vice President, Marketing        1995     $    -           $    -           $    -                   -
                                    1994     $    -           $    -           $    -                   -

Clifford R. McCarney (12)           1996     $118,645         $ 135,430 (13)   $    -                29,700
   Vice President, Sales            1995     $    -           $    -           $    -                   -
                                    1994     $    -           $    -           $    -                   -

(1) Includes salary, otherwise payable in cash during the each year, the payment of which has been deferred at the election of the participant pursuant to either the Company's 401(k) Plan or Select Compensation Non-Qualified Deferred Compensation Plan (the "NQDC" Plan). For description of NQDC Plan, see "Severance, Change in Control, and Other Arrangements."


(2) Bonuses are awarded pursuant to annual incentive compensation targets established by the Compensation Committee. See "Board Compensation Committee Report on Executive Compensation - Annual Incentive Compensation." Includes payments under the Company's profit-sharing plan. Also includes bonuses and profit-sharing amounts, otherwise payable in cash during each year, the payment of which has been deferred pursuant to either the Company's 401(k) Plan or NQDC Plan.


(3) In accordance with SEC rules, amounts paid to Named Executive Officers for car allowances and relocation costs (which constitute perquisites or other personal benefits) totaling the lesser of $50,000 or 10 % of total annual salary have been omitted.


(4) The number of shares listed in this column have been adjusted for the 1996 Stock Dividend.

(5) Mr. Plante joined the Company in June 1995. His 1995 compensation reported in this table commences at that time.

(6) The 1996 bonus amount reported for Mr. Plante includes a special bonus of $200,000 in addition to the annual bonus determined by the Compensation Committee.

(7) The amount indicated represents reimbursement to Mr. Plante for relocation costs.

(8) Mr. Wypychowski joined the Company in June 1996. His 1996 compensation reported in this table commences at that time. The amount reported does not include compensation in the amount of $64,071 paid to JTA Research ("JTA") for independent contractor services rendered to the Company from January 1996 to May 1996 by Mr. Wypychowski who was a partner of JTA at the time.

(9) Ten thousand shares of the options granted to Mr. Wypychowski are subject to termination based upon a performance-based incentive agreement. See footnote (6) to the table under "Option Grants in 1996" below.

(10) Mr. Lewis joined the Company in April 1996.   His 1996 compensation
     reported in this table commences at that time.

(11) The bonus amount reported for Mr. Lewis includes a bonus of $30,000 which was awarded as an incentive to join the Company.

(12) Mr. McCarney became an officer of the Company in January 1996. His compensation reported in this table commences at that time. Disclosure of compensation for prior years in which he did not serve as an officer is not required pursuant to SEC rules.

(13) In addition to profit-sharing amounts, this figure represents payment to Mr. McCarney of a $123,164 commission. The commission paid to Mr. McCarney is generally based upon the same considerations as bonuses.

OPTION GRANTS IN 1996

    The following table sets forth information concerning stock option grants during 1996 to the Named Executive Officers, adjusted for the 1996 Stock Dividend. The Company may, in its discretion, grant options to the Named Executive Officers under its Option Plan.

                                            INDIVIDUAL GRANTS
                       -------------------------------------------------------------        POTENTIAL REALIZABLE
                          NUMBER OF       % OF TOTAL                                          VALUE AT ASSUMED
                          SECURITIES      OPTIONS/SARS                                     ANNUAL RATES OF STOCK
                          UNDERLYING       GRANTED TO     EXERCISE OR                     PRICE APPRECIATION FOR
                         OPTIONS/SARS     EMPLOYEES IN    BASE PRICE    EXPIRATION            OPTION TERM (5)
NAME                    GRANTED (#) (1)  FISCAL YEAR (2)   ($/SH)(3)     DATE (4)          5%($)           10%($)
----------------------  ---------------- ---------------- ------------- -------------  --------------  ---------------
David A. Purcell                -             -               -              -               -                -
Richard A. Plante               -             -               -              -               -                -
Francis J. Wypychowski       90,000         21.4%          $  11.50       4/10/06        $  650,905     $  1,649,523
Mark C. Lewis                40,000          9.5%          $  11.50       4/10/06        $  289,292     $    733,122
Clifford R. McCarney         29,700          7.1%          $   8.00       1/16/06        $  149,425     $    378,673

(1) All options granted in 1996 were "non-qualified" stock options under the Internal Revenue Code and generally are exercisable quarterly in equal amounts over a period of 4 years. The first date on which these options become exercisable is May 1, 1996 for Mr. Lewis and for Mr. McCarney, and August 1, 1996 for Mr. Wypychowski, except that 10,000 of Mr. Wypychowski's shares are subject to withdrawal. See, footnote (6) to this table.


(2) In 1996 employees received stock options amounting to a total of 420,200 shares.

(3) Exercise price is the closing price of the Common Stock as reported on the Nasdaq National Market on the date of grant.

(4) The options were granted for a term of 10 years, subject to earlier termination under certain circumstances related to termination of employment.

(5) Potential realizable value was calculated using an assumed annual compounded growth rate over the term of the option of 5% and 10%, respectively. Use of this model should not be viewed in any way as a forecast of the future performance of Common Stock, which will be determined by future events and unknown factors.

(6) 10,000 shares of the stock option issued to Mr. Wypychowski are subject to a performance-based incentive agreement and may be withdrawn if he does not attain certain goals in 1997.

OPTION EXERCISES IN 1996

     The following table sets forth certain information with respect to each exercise of stock options during the year ended December 31, 1996, adjusted for the 1996 Stock Dividend, by each of the Named Executive Officers and the number and value of unexercised options held by such Named Executive Officers as of December 31, 1996.

                                                         NUMBER OF SECURITIES       VALUE OF UNEXERCISED IN-THE-
                                                        UNDERLYING UNEXERCISED             MONEY OPTIONS/
                                                              OPTIONS/SARS                    SARS (2)
                          SHARES                           AT DECEMBER 31, 1996          AT DECEMBER 31, 1996
                        ACQUIRED ON       VALUE       ----------------------------  ----------------------------
     NAME                 EXERCISE     REALIZED (1)   EXERCISABLE    UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
     ----               -----------    ------------   -----------    -------------  -----------  -------------
David A. Purcell                 -     $        -              -              -      $       -    $      -
Richard A. Plante           15,000     $  554,100         22,500        112,500      $ 766,350    $ 3,831,750
Francis J. Wypychowski           -     $        -              -              -      $       -    $      -
Mark C. Lewis                3,000     $   69,163          2,000         35,000      $  59,500    $ 1,041,250
Clifford R. McCarney        12,080     $  437,715          2,500         25,420      $  87,527    $   854,018

(1) Fair market value of Common Stock on the date of exercise minus the exercise price.

(2) Fair market value of Common Stock at December 31, 1996 ($41.25) multiplied by the applicable number of shares minus the aggregate exercise price of the options for such number of shares.

SEVERANCE, CHANGE IN CONTROL, AND OTHER ARRANGEMENTS

SEVERANCE AGREEMENTS

    On February 11, 1997, the Compensation Committee approved severance agreements for its executive officers, including all Named Executive Officers. Under the severance agreements, benefits are triggered by the occurrence of two events: (1) Termination Without Cause (as defined in the severance agreements) and (2) Resignation for Good Cause (as defined in the severance agreements)
within 12 months after a Change of Control of the Company.   A "Change of
Control" includes mergers, consolidations, and reverse mergers, the sale of substantially all the Company's assets, a Hostile Take-Over (as defined in the severance agreements), and the acquisition by a shareholder or related group of shareholders of (1) 25 % of the voting power of the Company's outstanding securities, (2) additional shares in the Company so as to increase total holdings to more than 50 % of the voting power of the Company's outstanding securities, or (3) sufficient voting power to elect an absolute majority of the members of the Board.

    In the event of Termination Without Cause, participants will receive an amount equal to their Base Salary (i.e., annual base salary on the date of termination), plus their Average Bonus (i.e., the average of bonuses paid over the previous two years). The Chief Executive Officer and Chief Operating Officer will receive an amount equal to twice their Base Salary, plus twice their Average Bonus.

    In the event of Termination Without Cause or Resignation for Good Cause within 12 months following a Change of Control, executive officers will receive an amount equal to their Total Annual Compensation (i.e., their Base Salary and Average Bonus, plus total costs of any other benefits made available to the participant by the Company during the prior year). The Chief Executive Officer and Chief Operating Officer will each receive an amount equal to twice his Total Annual Compensation and, for a limited time, will also be furnished with health care coverage at the Company's expense.

    With respect to either termination event described above, all outstanding options granted to the participant will automatically become fully vested and immediately exercisable. Such options will remain exercisable until the earlier of (1) the expiration date of the option term, or (2) three months from the date of termination.

    Payment of severance benefits are contingent upon the participant's compliance with a covenant not to compete and a prohibition against soliciting the Company's employees, customers, and business associates.

OPTION AGREEMENTS UPON CHANGE IN CONTROL

    To the extent not already exercisable, certain options granted to executive officers generally become exercisable upon liquidation or dissolution of the Company or a merger or consolidation pursuant to which either (i) the Company does not survive or (ii) ownership of more than 50% of the voting power of the Company's stock is transferred. In addition, the Compensation Committee of the Board may accelerate the vesting, upon such conditions as it may impose, in the event of a "Hostile Takeover," generally defined as the acquisition by one or more related parties of more than 50% of the voting power of the Company's stock pursuant to a tender or exchange offer not recommended by the Board. In addition, certain options granted to Named Executive Officers, at the sole discretion of the administrator of the Option Plan, and all automatic option grants to Directors, are subject to "limited stock appreciation rights" pursuant to which the options, to the extent exercisable and outstanding for at least 6 months at the time of a "Hostile Takeover" in which more than 50% of the shares acquired are acquired from parties other than Directors and executive officers of the Company, will automatically be canceled in return for cash payment to the optionee equal to the difference between the then market price of the stock subject to the option (or, if higher, the highest price paid per share for stock by the acquirer in the Hostile Takeover) and the exercise price.

SELECT COMPENSATION NON-QUALIFIED DEFERRED COMPENSATION PLAN

    The NQDC Plan, which was adopted by the Company in 1996, allows select management or highly compensated employees chosen by the Company to defer for each year a certain percentage of annual salary, bonus, or profit-sharing amounts, or any combination thereof, as determined by agreement between the participant and the Company. Deferred compensation is invested in mutual funds selected by participants from a group of mutual funds designated under the NQDC Plan. Distribution of amounts paid into the NQDC Plan is made (a) upon the participant's retirement, disability, death, or other termination of employment with the Company, (b) on the date elected in advance by the participant, or (c) in the event the participant has an unforeseeable emergency. No matching contributions were made to the NQDC Plan by the Company in 1996.

    THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 50 SHOULD NOT BE CONSIDERED TO BE PART OF THIS PROXY STATEMENT AND ANY CURRENT OR FUTURE CROSS-REFERENCES TO THIS PROXY STATEMENT AND FILINGS WITH THE SEC UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, SHALL NOT INCLUDE SUCH REPORT OR GRAPH.



                         BOARD COMPENSATION COMMITTEE REPORT
                              ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

    The Compensation Committee of the Board (the "Committee") is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the

Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

    The Committee has adopted the following objectives as guidelines for its compensation decisions:

    - Provide a competitive total compensation package that enables the Company to attract and retain key executives.

    - Integrate all compensation programs with the Company's short-term and long-term business objectives and strategic goals.

    - Ensure that compensation is meaningfully related to the value created for shareholders.

EXECUTIVE OFFICER COMPENSATION PROGRAM COMPONENTS

    The Committee formulates a compensation program for the Company which will ensure that salary levels and incentive opportunities are competitive and reflect the performance of the Company. The Company's compensation program for executive officers consists of base salary, annual cash incentive compensation and long-term compensation in the form of stock options.

BASE SALARY

    Base salary levels for the Company's executive officers are determined, in part, through comparisons with companies in the computer industry and other companies with which the Company competes for personnel. In addition, the Committee also evaluates individual experience and performance and specific issues particular to the Company, such as success in creation of shareholder value and achievement of specific Company milestones. The Committee reviews each executive's salary once a year and may increase each executive's salary at that time based on: (i) the individual's increased contribution to the Company over the prior 12 months; (ii) the individual's increased responsibilities over the prior 12 months; and (iii) any increase in median competitive pay levels. Individual contributions are measured with respect to specific individual accomplishments established for each executive.

ANNUAL INCENTIVE COMPENSATION

    The Committee establishes target bonus levels which vary between 20 % and 40 % of base salary for the Company's executive officers. The Committee also predetermines a minimum performance level at which such bonus is earned. The performance goal at which the full target bonus is earned is determined by the Chief Executive Officer based upon individual performance and other factors. In the event the Company does not achieve the minimum performance level for any quarter, or for the year, the Board will consider recommendations from the Chief Executive Officer and the Compensation Committee, and will decide whether bonuses shall be paid, and in what amounts. For 1996, annual bonuses were based upon earnings' goals and also upon revenue goals for certain executive officers. Based upon the Company's extraordinary performance in 1996, wherein actual results substantially exceeded the maximum target performance levels set for bonuses, the Committee, in its discretion, increased bonus amounts to between 22% and 80% of base salary for executive officers.

STOCK OPTION PROGRAM

    The stock option program is the Company's long-term incentive plan for executive officers and other employees. The Committee strongly believes that by providing those persons who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock, the best interests of shareholders will be served.

    Generally, stock options are granted with exercise prices equal to the prevailing market value of the Common Stock on the date of grant, have 10-year terms and have equal quarterly vesting periods for four years. Awards are made at a level calculated to be competitive within both the local computer industry, and a broader group of computer peripheral manufacturing companies of comparable size and complexity.

CEO COMPENSATION

    The compensation of the Company's Chief Executive Officer is based upon a number of economic and non-economic factors. Base salary and target bonus levels were determined in accordance with general guidelines as described above in "Overview and Philosophy." The base salary level is determined, in part, through a comparison of salaries of chief executive officers for companies of comparable size in the computer industry. In addition, the Committee considers the Company's performance in the prior year, as well as Mr. Purcell's experience and knowledge of the Company's business. Mr. Purcell's performance and his contributions to achieving specific Company objectives are also evaluated by the Committee.

    Mr. Purcell's incentive compensation consisted solely of bonuses in 1996. The Committee set a minimum performance level in terms of the Company's attaining certain revenue and profitability goals. In the event the minimum level was achieved, it was determined that Mr. Purcell would be awarded a target bonus of 40% of his base salary.

    The Committee, in its discretion, may increase Mr. Purcell's target bonus
percentage in the event performance levels exceed the Company's goals.   In
1996, the Company's performance significantly exceeded the maximum target performance levels established for bonuses. As a result, the Committee increased Mr. Purcell's bonus to 80% of base salary.

SUMMARY

    After its review of all existing programs, the Committee continues to believe that the Company's compensation program for its executive officers is competitive with the compensation programs provided by other companies with which the Company competes. The Committee intends that any amounts to be paid under the annual incentive plan will be appropriately related to corporate and individual performance, yielding awards that are directly linked to the achievement of Company goals and annual financial and operational results.



                        COMPENSATION COMMITTEE
                             Ronald J. Hall, Committee Chairman
                             Robert V. Adams, Committee Member
                             Charles E. Volpe, Committee Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    From January 1, 1996 until June 18, 1996, the Committee consisted of four
Directors: Ronald J. Hall (Chairman), Robert V. Adams, Howard L. Jenkins, and Charles E. Volpe. On June 18, 1996 the Board appointed three Directors to serve on the Committee: Ronald J. Hall (Chairman), Robert V. Adams, and Charles E. Volpe. All three Directors served on the Committee through the end of 1996 and are currently members of the Committee.

    No member of the Committee for 1996 is a former or current officer or employee of the Company or any of its subsidiaries. The Company is not aware of any other interlocks or insider participation with respect to the members of the Committee which would require disclosure under the applicable rules of the SEC.

PERFORMANCE GRAPH

    The following graph compares total shareholder returns since the Company became a reporting company under the Securities Exchange Act of 1934, as amended, to the weighted average return of stocks of companies included in the Nasdaq Stock Market (U.S. Companies) Index and a peer group index consisting of the Nasdaq Computer Manufacturer. The total return for each of the Company's Common Stock, the Nasdaq Stock Market (U.S. Companies) Index and the Nasdaq Computer Manufactures Index assumes the reinvestment of dividends, although dividends have not been declared on the Company's Common Stock. The Nasdaq Stock Market (U.S. Companies) Index tracks the aggregate price performance of equity securities of companies traded on the Nasdaq. The Company's Common Stock is traded on the Nasdaq National Market. The Nasdaq Computer Manufacturer Index consists of companies with a Standard Industrial Classification Code identifying them as a Computer Manufacturer. The shareholder return shown on the graph below is not necessarily indicative of future performance and the Company will not make or endorse any predictions as to future shareholder returns.

                        COMPARISON OF CUMULATIVE TOTAL RETURN

                                     Nasdaq Computer     Nasdaq Stock
                   ENCAD, Inc.       Manufacturers       Market-U.S. Cos.

BASE                    100.00                100.00               100.00
12/31/1993              106.98                100.00               100.00
 3/31/1994              176.74                 96.95                95.79
 6/30/1994              174.42                 76.80                91.31
 9/30/1994              320.93                 95.57                98.87
12/30/1994              230.23                109.83                97.74
 3/31/1995              334.88                115.77               106.55
 6/30/1995              502.33                140.79               121.87
 9/29/1995              295.35                169.21               136.55
12/29/1995              325.58                172.81               138.22
 3/29/1996              441.86                178.14               144.68
 6/28/1996              632.56                200.33               156.49
 9/30/1996            1,558.14                221.19               162.06
12/31/1996            1,534.88                232.05               170.02



THE PEER GROUP CHOSEN WAS:
NASDAQ COMPUTER MANUFACTURERS

THE BROAD MARKET INDEX CHOSEN WAS:
NASDAQ STOCK MARKET-U.S. COMPANIES

                 LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS

    The Company's Restated Articles of Incorporation and Restated Bylaws provide that the Company shall indemnify its Directors and officers to the fullest extent permitted under California law. The Company has entered into indemnification agreements with its Directors and officers containing provisions that may require the Company, among other things, to indemnify the Directors and officers against certain liabilities that may arise by reason of their status or service as Directors or officers (other than liabilities arising from intentional or knowing and culpable violations of law), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Prior to his joining the Company as Vice President, Engineering and Manufacturing, Mr. Francis J. Wypychowski, rendered consulting services to the Company from January 1996 to May 1996 pursuant to an independent contractor agreement between the Company and JTA, a partnership in which Mr. Wypychowski owned a one-third interest. In 1996, the total amount paid to JTA by the Company amounted to $64,071.

    The Company extended a loan at a market rate of interest in the principal amount of $100,000 to Mr. Richard A. Plante, a Director and the President and Chief Operating Officer of the Company. The loan originally provided for payment of all outstanding amounts due on October 12, 1996. On August 14, 1996, the Board approved an extension for repayment of the loan until June 30, 1997.

    Mr. Craig S. Andrews, a Director of the Company, is a partner in the law firm of Brobeck, Phleger & Harrison LLP, which will provide legal services to the Company in its current year and has provided legal services in connection with corporate and litigation matters to the Company during the past year.


                         SUBMISSION OF SHAREHOLDER PROPOSALS

    Shareholders are advised that any shareholder proposal intended for consideration at the next Annual Meeting of Shareholders must be received by the Company on or before January 27, 1998 in order to be considered for inclusion in the Proxy Statement for next year's Annual Meeting of Shareholders. Such proposals may be included in the next year's Proxy Statement only if they comply with certain rules and regulations promulgated by the SEC. It is recommended that shareholders submitting proposals direct them to the Secretary of the Company and utilize Certified Mail-Return Receipt Requested.

                           FINANCIAL STATEMENTS AUTHORIZED

    Financial statements for the Company are included in the Company's Annual Report to Shareholders for the year ended December 31, 1996. Additional copies of these statements, and the Annual Report to the SEC on Form 10-K are available without charge to shareholders (excluding exhibits, unless such exhibits have been specifically incorporated by reference therein) and may be obtained by writing the Company's Secretary, Thomas L. Green, at 6059 Cornerstone Court West, San Diego, California 92121.

               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Directors, the Company's executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC and the NASD. Such persons must also provide copies of any such report filed to the Company.

    Based solely on its review of the forms which it received and of written representations furnished to the Company, no other reports were required during the year ended December 31, 1996, and all Section 16(a) requirements applicable to its officers, Directors and greater than 10% beneficial owners were complied with, except with regard to Mr. Lewis who filed a late Form 3 (Initial Statement of Beneficial Ownership of Securities).

                                    OTHER MATTERS

    As of the date of this Proxy Statement, the Company knows of no other matters to be presented at the Meeting. If any other business is properly presented at the Meeting for action, the persons named in the enclosed Proxy will vote on such matters in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with their best judgment.

                                  By order of the Board of Directors,



                                  Thomas L. Green, Esq.
                                  Corporate Secretary

SAN DIEGO, CALIFORNIA
May 27, 1997

                                      EXHIBIT A

                             AGREEMENT AND PLAN OF MERGER

                                          OF
                                     ENCAD, INC.
                               (A DELAWARE CORPORATION)
                                         AND
                                     ENCAD, INC.
                              (A CALIFORNIA CORPORATION)



    THIS AGREEMENT AND PLAN OF MERGER dated as of ________________, 1997 (this "Agreement") is between ENCAD, Inc., a Delaware corporation ("ENCAD Delaware"), and ENCAD, Inc., a California corporation ("ENCAD California"). ENCAD Delaware and ENCAD California are sometimes referred to herein as the "Constituent Corporations."

                                   R E C I T A L S
                                   - - - - - - - -


    A. ENCAD Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has a total authorized capital stock of Twenty Million (20,000,000) shares. The number of shares of Preferred Stock authorized to be issued is Five Million (5,000,000), par value $.001. No shares of Preferred Stock were outstanding as of the date hereof and prior to giving effect to the transactions contemplated hereby. The number of shares of Common Stock authorized to be issued is Fifteen Million (15,000,000), par value $.001. As of the date hereof, and before giving effect to the transactions contemplated hereby, _________ shares of Common Stock were issued and outstanding, all of which were held by ENCAD California.

    B. ENCAD California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital stock of Twenty Million (20,000,000) shares. The number of shares of Preferred Stock authorized to be issued is Five Million (5,000,000), no par value, none of which are currently outstanding. The number of shares of Common Stock authorized to be issued is Fifteen Million (15,000,000), no par value.

    C. The Board of Directors of ENCAD California has determined that, for the purpose of effecting the reincorporation of ENCAD California in the State of Delaware, it is advisable and in the best interests of ENCAD California that ENCAD California merge with and into ENCAD Delaware upon the terms and conditions herein provided.

    D. The respective Boards of Directors of ENCAD Delaware and ENCAD California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

    E.   ENCAD Delaware is a wholly-owned subsidiary of ENCAD California.

    NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, ENCAD Delaware and ENCAD California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:


                                      I.  MERGER

    1.1 MERGER. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the General Corporation Law of the State of California, ENCAD California shall be merged with and into ENCAD Delaware (the "Merger"), the separate existence of ENCAD California shall cease and ENCAD Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be ENCAD, Inc.

    1.2 FILING AND EFFECTIVENESS. The Merger shall not become effective until the following actions shall be completed:

         (a) This Agreement and the Merger shall have been adopted and approved by the stockholders of ENCAD California and the sole stockholder of ENCAD Delaware in accordance with the requirements of the Delaware General Corporation Law and the General Corporation Law of the State of California;

         (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

         (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

         (d) An executed counterpart of this Agreement, a Certificate of Ownership or any other document filed with the Secretary of State of the State of Delaware pursuant to section (c) above, shall have been filed with the Secretary of State of the State of California.

         The date and time when the Merger shall become effective as aforesaid, is herein called the "Effective Date of the Merger."

    1.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of ENCAD California shall cease and ENCAD Delaware, as the Surviving Corporation (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and ENCAD California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of ENCAD California in the manner more fully set forth in Section 259 of the General Corporation Law of the State of Delaware, (iv) shall continue to be subject to all of the debts, liabilities and obligations of ENCAD Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of ENCAD California in the same manner as if ENCAD Delaware had itself incurred them, all as more fully provided under the applicable provisions of the General Corporation Law of the State of Delaware and the General Corporation Law of the State of California.


                    II.  CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

    2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of ENCAD Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

    2.2 BYLAWS. The Bylaws of ENCAD Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

    2.3 DIRECTORS AND OFFICERS. The directors and officers of ENCAD Delaware immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                         III.  MANNER OF CONVERSION OF STOCK

    III.1 ENCAD CALIFORNIA COMMON SHARES. Upon the Effective Date of the Merger, each share of ENCAD California Common Stock, no par value, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, par value $.001 per share, of the Surviving Corporation.

    III.2 ENCAD CALIFORNIA OPTIONS AND STOCK PURCHASE RIGHTS. Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the employee benefits plans (including the 401(k) Plan, the Deferred Compensation Plan, the 1993 Employee Stock Purchase Plan and the 1993 Stock Option/Stock Issuance Plan) and all other employee benefit plans of ENCAD California. Each outstanding and unexercised option, or other right to purchase ENCAD California Common Stock shall become an option, or right to purchase the Surviving Corporation's Common Stock on the basis of one (1) share of the Surviving Corporation's Common Stock for each share of ENCAD California Common Stock issuable pursuant to any such option, or stock purchase right on the same terms and conditions and at an exercise price per share equal to the exercise price per share applicable to any such ENCAD California option or stock purchase right at the Effective Date of the Merger. There are no options or purchase rights for Preferred Stock of ENCAD California.

         A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options and stock purchase rights equal to the number of shares of ENCAD California Common Stock so reserved immediately prior to the Effective Date of the Merger.

    III.3 ENCAD DELAWARE COMMON STOCK. Upon the Effective Date of the Merger, each share of Common Stock, par value $.001 per share, of ENCAD Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by ENCAD Delaware, the holder of such shares or any other person, be cancelled and returned to the status of authorized but unissued shares.

    III.4 EXCHANGE OF CERTIFICATES. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of ENCAD California Common Stock may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to such holders prior to any requested exchange (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of ENCAD California Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock into which such shares of ENCAD California Common Stock were converted in the Merger.

         The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

         Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of ENCAD California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

         If any certificate for shares of ENCAD Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of ENCAD Delaware that such tax has been paid or is not payable.

                                     IV.  GENERAL

    IV.1 COVENANTS OF ENCAD DELAWARE. ENCAD Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

         IV.1.1 Qualify to do business as a foreign corporation in the State of California.

         IV.1.2 File any and all documents with the California Franchise Tax Board necessary for the assumption by ENCAD Delaware of all of the franchise tax liabilities of ENCAD California.

         IV.1.3 Take such other actions as may be required by the General Corporation Law of the State of California.

    IV.2 FURTHER ASSURANCES. From time to time, as and when required by ENCAD Delaware or by its successors or assigns, there shall be executed and delivered on behalf of ENCAD California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by ENCAD Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of ENCAD California and otherwise to carry out the purposes of this Agreement, and the officers and directors of ENCAD Delaware are fully authorized in the name and on behalf of ENCAD California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

    IV.3 ABANDONMENT. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either ENCAD California or of ENCAD Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of ENCAD California.

    IV.4 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholder or shareholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

    IV.5 REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Delaware is 30 Old Rudnick Lane, City of Dover, County of Kent and the registered agent of the Surviving Corporation at such address is CorpAmerica, Inc.

    IV.6 AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 6059 Cornerstone Court West, San Diego, CA 92121, and copies thereof will be furnished to any stockholder or shareholder of either Constituent Corporation, upon request and without cost.

    IV.7 GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the General Corporation Law of the State of California.

    IV.8 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of ENCAD, Inc., a Delaware corporation, and ENCAD, Inc., a California corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                       ENCAD, INC., a Delaware corporation



                                       By:
                                            ------------------------------------
                                            David A. Purcell,
                                            Chairman of the Board and
                                            Chief Executive Officer


ATTEST:



---------------------------
Todd W. Schmidt,
Chief Financial Officer


                                       ENCAD, INC., a California corporation



                                       By:
                                            ------------------------------------
                                            David A. Purcell,
                                            Chairman of the Board and
                                            Chief Executive Officer


ATTEST:


---------------------------
Todd W. Schmidt,
Chief Financial Officer




                             [COUNTERPART SIGNATURE PAGE
                           TO AGREEMENT AND PLAN OF MERGER]

                                      EXHIBIT B

                             CERTIFICATE OF INCORPORATION
                                    OF ENCAD, INC.



    The undersigned, a natural person (the "Sole Incorporator"), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:


                                      ARTICLE I

    The name of this corporation is ENCAD, Inc.


                                      ARTICLE II

    The address of this corporation's registered office in the State of Delaware is 30 Old Rudnick Lane, City of Dover, County of Kent. The name of its registered agent at such address is CorpAmerica, Inc.


                                     ARTICLE III

    The purpose of this corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law.


                                      ARTICLE IV

    (A) CLASSES OF STOCK. This corporation is authorized to issue two classes of stock, denominated Common Stock and Preferred Stock. The Common Stock shall have a par value of $0.001 per share and the Preferred Stock shall have a par value of $0.001 per share. The total number of shares of Common Stock which the Corporation is authorized to issue is Fifteen Million (15,000,000), and the total number of shares of Preferred Stock which the Corporation is authorized to issue is Five Million (5,000,000), which shares of Preferred Stock shall be undesignated as to series.

    (B) ISSUANCE OF PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing one or more certificates pursuant to the Delaware General Corporation Law (each, a "Preferred Stock Designation"), to fix or alter from time to time the designations, powers, preferences and rights of each such series of Preferred Stock and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly-unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

    (C)  RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF COMMON STOCK.

         1. DIVIDEND RIGHTS. Subject to the prior or equal rights of holders of all classes of stock at the time outstanding having prior or equal rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

         2. REDEMPTION. The Common Stock is not redeemable upon demand of any holder thereof or upon demand of this corporation.

         3. VOTING RIGHTS. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.


                                      ARTICLE V

    (A) EXCULPATION. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (seq level4 \*romani) for any breach of the director's duty of loyalty to the corporation or its stockholders, (seq level4 \*romanii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (seq level4
\*romaniii) under Section 174 of the Delaware General Corporation Law or (seq level4 \*romaniv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the corporation's stockholders, further reductions in the liability of the corporation's directors for breach of fiduciary duty, then a director of the corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

    (B) INDEMNIFICATION. To the extent permitted by applicable law, this corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.

    (C) EFFECT OF REPEAL OR MODIFICATION. Any repeal or modification of any of the foregoing provisions of this Article V shall be prospective and shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.


                                      ARTICLE VI

    Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the corporation. The number of directors shall be as specified in the Bylaws of the corporation. In no event will the number of directors be less than three. Directors need not be stockholders.


                                     ARTICLE VII

    No holder of shares of stock of the corporation shall have any preemptive or other right, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any share of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful consideration as in its discretion it shall deem advisable or as the corporation shall have by contract agreed.

                                     ARTICLE VIII

    The corporation is to have a perpetual existence.


                                      ARTICLE IX

    The corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate of Incorporation and/or any provision contained in any amendment to or restatement of this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.


                                      ARTICLE X

    The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws by the requisite affirmative vote of directors as set forth in the Bylaws; provided, however, that the stockholders may change or repeal any bylaw adopted by the Board of Directors by the requisite affirmative vote of stockholders as set forth in the Bylaws; and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.


                                      ARTICLE XI

    No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent.


                                     ARTICLE XII

    Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.


                                     ARTICLE XIII

    The name and the mailing address of the Sole Incorporator is as follows:

         NAME                          MAILING ADDRESS
         ----                          ---------------
         Ross L. Burningham            Brobeck, Phleger & Harrison LLP
                                       550 West "C" Street, Suite 1300
                                       San Diego, CA 92101



                  [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Certificate of Incorporation has been signed this _____ day of _________________, 1997 by the undersigned who affirms that the statements made herein are true and correct.



                                        ----------------------------------------
                                        Ross L. Burningham, Sole Incorporator





































           [SIGNATURE PAGE OF CERTIFICATE OF INCORPORATION OF ENCAD, INC.]

                                      EXHIBIT C

                                        BYLAWS

                                          OF
                                     ENCAD, INC.,
                                a Delaware corporation



                                      ARTICLE I
                                       OFFICES

    Section 1. REGISTERED OFFICE. The registered office shall be in the City of Dover, County of Kent, State of Delaware.

    Section 2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.


                                      ARTICLE II
                               MEETINGS OF STOCKHOLDERS

    Section 1. PLACE OF MEETINGS. All meetings of the stockholders for the election of directors shall be held in the City of San Diego, State of California, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of California as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of California, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

    Section 2.  ANNUAL MEETING.

                   (a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

                   (b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be:
(A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or
(C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation no later than the date specified in the corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders, which date shall be not less than one hundred twenty (120) calendar days in advance of the date of such proxy statement; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting:
(i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,
(ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent to a stockholder proposal. In addition to the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act to the extent such regulations require notice that is different from the notice required above.
Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b) of this Section 2. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

                   (c) Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation in accordance with the provisions of paragraph (b) of this Section 2. Such stockholder's notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation that are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to subitems (ii), (iii) and (iv) of paragraph (b) of this Section 2. At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

    Section 3. NOTICE OF ANNUAL MEETING. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

    Section 4. VOTING LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, or have prepared and made, at least ten
(10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

    Section 5. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, as amended from time to time, may only be called as provided in this Section 5 by the Chief Executive Officer or Chairman of the Board and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. The place, date and time of any special meeting shall be determined by the Board of Directors. Such determination shall include the record date for determining the stockholders having the right of and to vote at such meeting.

    Section 6. NOTICE OF SPECIAL MEETING. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

    Section 7. ACTION AT SPECIAL MEETING. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

    Section 8.  QUORUM AND ADJOURNMENTS.

                   (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation, as amended. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                   (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, as amended, a different vote is required, in which case such express provision shall govern and control the decision of such question.

    Section 9. VOTING RIGHTS. Unless otherwise provided in the Certificate of Incorporation, as amended, each stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

    Section 10. ACTION WITHOUT MEETING. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent.

    Section 11. INSPECTORS OF ELECTION. Before any meeting of stockholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any stockholder or a stockholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three
(3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.

    These inspectors shall:

    (A) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

    (B)  Receive votes, ballots, or consents;

    (C) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

    (D)  Count and tabulate all votes or consents;

    (E)  Determine when the polls shall close;

    (F)  Determine the result; and

    (G) Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.


                                     ARTICLE III
                                      DIRECTORS

    Section 1. NUMBER, TERM OF OFFICE AND QUALIFICATION. The number of directors which shall constitute the whole Board of Directors shall be fixed by resolution of the Board of Directors, with the number initially fixed at seven
(7). The number of directors shall be determined by resolution of a simple majority of the directors then in office and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

    Section 2. VACANCIES. Vacancies may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until a successor is duly elected and shall qualify or until his earlier death, resignation or removal.
If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies, or to replace the directors chosen by the directors then in office.

    Section 3. POWERS. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation, as amended, or by these Bylaws directed or required to be exercised or done by the stockholders.

    Section 4. REGULAR AND SPECIAL MEETINGS. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of California.

    Section 5. ANNUAL MEETING. The annual meeting of each newly elected Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders. In the event the annual meeting of any newly elected Board of Directors shall not be held immediately after, and at the same place as, the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

    Section 6. NOTICE OF REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

    Section 7. NOTICE OF SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chief Executive Officer or President on no less than forty-eight (48) hours notice to each director either personally, or by telephone, mail, telegram or facsimile; special meetings shall be called by the Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of two directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of the sole director. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

    Section 8. QUORUM. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation, as amended. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

    Section 9. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation, as amended, or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

    Section 10. MEETINGS BY TELEPHONE CONFERENCE CALLS. Unless otherwise restricted by the Certificate of Incorporation, as amended, or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

    Section 11. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

              In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

              Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, as amended, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution or the Certificate of Incorporation, as amended, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

              Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

    Section 12. FEES AND COMPENSATION. Unless otherwise restricted by the Certificate of Incorporation, as amended, or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

    Section 13. REMOVAL. Subject to any limitations imposed by law or the Certificate of Incorporation, as amended, the Board of Directors, or any individual director, may be removed from office at any time only with cause by the affirmative vote of the holders of at least a majority of shares entitled to vote at an election of directors.


                                      ARTICLE IV
                                       NOTICES

    Section 1. NOTICE. Whenever, under the provisions of the statutes or of the Certificate of Incorporation, as amended, or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telephone, telegram and facsimile.

    Section 2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation, as amended, or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                      ARTICLE V
                                       OFFICERS

    Section 1. ENUMERATION. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a Chief Financial Officer and a Secretary. The Board of Directors may elect from among its members a Chairman of the Board. The Board of Directors may also choose a President, one or more Vice Presidents and one or more Assistant Secretaries. Any number of offices may be held by the same person, unless the Certificate of Incorporation, as amended, or these Bylaws otherwise provide.

              The compensation of all officers and agents of the corporation shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his also being a director of the corporation.

    Section 2. ELECTION OR APPOINTMENT. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chief Executive Officer, Chief Financial Officer and a Secretary and may choose a President, one or more Vice Presidents and one or more Assistant Secretaries.

              The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

    Section 3. TENURE, REMOVAL AND VACANCIES. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

    Section 4. CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law.

    Section 5. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence or nonexistence of a

Chairman of the Board at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the Chief Executive Officer of a corporation, including general supervision, direction and control of the business and supervision of other officers of the corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

    The Chief Executive Officer shall, without limitation, have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

    Section 6. PRESIDENT. Subject to such supervisory powers as may be given by these Bylaws or the Board of Directors to the Chairman of the Board or the Chief Executive Officer, if there be such officers, the President shall have general supervision, direction and control of the business and supervision of other officers of the corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. In the event a Chief Executive Officer shall not be appointed, the President shall have the duties of such office.

    Section 7. VICE PRESIDENTS. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, act with all of the powers and be subject to all the restrictions of the President. The Vice Presidents shall also perform such other duties and have such other powers as the Board of Directors, the President or these Bylaws may, from time to time, prescribe.

    Section 8. SECRETARY. The Secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the Chief Executive Officer's or President's supervision, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe; and shall have custody of the seal of the corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the seal of the corporation to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

    Section 9. ASSISTANT SECRETARY. The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence, disability or refusal to act of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President, the Secretary or these Bylaws may, from time to time, prescribe.

    Section 10. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall act as Treasurer and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

              He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

              If required by the Board of Directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

    Section 11. OTHER OFFICERS, ASSISTANT OFFICERS AND AGENTS. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer or the President.

    Section 12. ABSENCE OR DISABILITY OF OFFICERS. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the Board of Directors may delegate the powers and duties of such officer to any officer or to any director, or to any other person who it may select.


                                      ARTICLE VI
                                CERTIFICATES OF STOCK

    Section 1. CERTIFICATES OF STOCK. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman of the Board of Directors, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.

              Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

              If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

    Section 2. EXECUTION OF CERTIFICATES. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

    Section 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

    Section 4. TRANSFER OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

    Section 5. FIXING RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholder or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

    Section 6. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                     ARTICLE VII
                                   INDEMNIFICATION

    Section 1. INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS. The corporation shall indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law; provided, however, that the corporation may limit the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, and (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law.

    Section 2. INDEMNIFICATION OF OTHER OFFICERS, EMPLOYEES AND OTHER AGENTS. The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law.

    Section 3.  GOOD FAITH.

              (a) For purposes of any determination under this Bylaw, a director or executive officer shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his conduct was unlawful, if his action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

                   (1) one or more officers or employees of the corporation whom the director or executive officer believed to be reliable and competent in the matters presented;

                   (2) counsel, independent accountants or other persons as to matters which the director or executive officer believed to be within such person's professional competence; and

                   (3) with respect to a director, a committee of the Board of Directors upon which such director does not serve, as to matters within such committee's designated authority, which committee the director believes to merit confidence; so long as, in each case, the director or executive officer acts without knowledge that would cause such reliance to be unwarranted.

              (b) The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, that he had reasonable cause to believe that his consent was unlawful.

              (c) The provisions of this Section 3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the Delaware General Corporation Law.

    Section 4. EXPENSES. The corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

              Notwithstanding the foregoing, unless otherwise determined pursuant to Section 4 of this Bylaw, no advance shall be made by the corporation if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

    Section 5. ENFORCEMENT. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this Bylaw to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. The corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

    Section 6. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, as amended, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.

    Section 7. SURVIVAL OF RIGHTS. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    Section 8. INSURANCE. To the fullest extent permitted by the Delaware General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

    Section 9. AMENDMENTS. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

    Section 10. SAVING CLAUSE. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

    Section 11. CERTAIN DEFINITIONS. For the purposes of this Bylaw, the following definitions shall apply:

              (a) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of the testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

              (b) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

              (c) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

              (d)  References to a "director," "officer," "employee," or
"agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

              (e) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Bylaw.


                                     ARTICLE VIII
                                  LOANS TO OFFICERS

    Section 1. LOANS TO OFFICERS. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this Bylaw shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.


                                      ARTICLE IX

                                EXCESSIVE COMPENSATION

    If the Internal Revenue Service disallows as a business deduction to the corporation any part of the salary or other compensation paid by it to any officer, director or employee, as being excessive compensation, that part disallowed shall be repaid to the corporation by the officer, director or employee.


                                      ARTICLE X
                                  GENERAL PROVISIONS

    Section 1. DECLARATION OF DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, as amended, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation, as amended.

    Section 2. DIVIDEND RESERVE. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

    Section 3. EXECUTION OF CORPORATE INSTRUMENTS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

    Section 4. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

    Section 5. CORPORATE SEAL. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                      ARTICLE XI
                                      AMENDMENTS

    Section 1.  AMENDMENTS.

                   (a) Except as otherwise set forth in Section 9 of Article VII of these Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of a majority of the voting power of all of the then-outstanding shares of capital stock of the corporation entitled to vote generally in the election of Directors (the "Voting Stock"). The Board of Directors shall also have the power, if such power is conferred upon the Board of Directors by the Certificate of Incorporation, as amended, to adopt, amend or repeal Bylaws by a vote of the majority of the Board of Directors unless a greater or different vote is required pursuant to the provisions of the Bylaws, the Certificate of Incorporation or any applicable provision of law.

                   (b) Notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, the Certificate of Incorporation, as amended, or any Preferred Stock Designation (as the term is defined in the Certificate of Incorporation, as amended), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this paragraph (b) or Section 2,
Section 9 or Section 10 of Article II or Section 1, Section 2 or Section 13 of
Article III or Article VIII or Article IX of these Bylaws.

-------------------------------------------------------------------------------


                                                              Please mark
                                                              your votes as /X/
                                                              indicated in
                                                              this example.

The Board of Directors recommends a vote FOR
Items 1, 2, 3, 4, 5, 6, 7 and 8

                                          WITHHELD
                                   FOR    FOR ALL                                          FOR   AGAINST   ABSTAIN
ITEM 1-ELECTION OF DIRECTORS       / /     / /      ITEM 2-TO RATIFY THE SELECTION OF      / /     / /       / /
    Nominees:                                              DELOITTE & TOUCHE LLP AS
    Robert V. Adams                                        INDEPENDENT AUDITORS
    Craig S. Andrews
    Ronald J. Hall                                  ITEM 3-TO APPROVE AN AMENDMENT TO      FOR   AGAINST   ABSTAIN
    Howard L. Jenkins                                      THE 1993 EMPLOYEE STOCK         / /     / /       / /
    Richard A. Plante                                      PURCHASE PLAN TO INCREASE
    David A. Purcell                                       THE NUMBER OF SHARES
    Charles E. Volpe
                                                    ITEM 4-TO APPROVE AN AMENDMENT TO      FOR   AGAINST   ABSTAIN
                                                           THE 1993 STOCK OPTION/STOCK      / /     / /       / /
                                                           ISSUANCE PLAN TO INCREASE THE
                                                           NUMBER OF SHARES

WITHHELD FOR: (write that nominee's name in the space provided below:

--------------------------------------------



ITEM 5-TO APPROVE AN AMENDMENT TO        FOR   AGAINST   ABSTAIN
       THE 1993 STOCK OPTION/STOCK      / /     / /       / /
       ISSUANCE PLAN TO PROVIDE FOR
       AUTOMATIC ANNUAL INCREASES

ITEM 6-TO APPROVE THE COMPANY'S          FOR   AGAINST   ABSTAIN
       REINCORPORATION IN DELAWARE       / /     / /       / /

ITEM 7-IF ITEM 6 IS APPROVED, TO         FOR   AGAINST   ABSTAIN
       APPROVE AN INCREASE THE           / /     / /       / /
       NUMBER OF SHARES OF COMMON
       STOCK FOR ISSUANCE BY THE
       DELAWARE COMPANY

ITEM 8-IF ITEM 6 IS NOT APPROVED, TO     FOR   AGAINST   ABSTAIN
       APPROVE AN AMENDMENT TO THE       / /     / /       / /
       ARTICLES OF INCORPORATION TO
       INCREASE THE NUMBER OF
       SHARES OF COMMON STOCK








     Signature(s)                                                 Date
                  --------------------------------------------         ---------
     NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


-------------------------------------------------------------------------------





-------------------------------------------------------------------------------



PROXY

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                       ENCAD, INC.

The undersigned hereby appoints David A. Purcell and Thomas L. Green, jointly and severally, as proxies, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of ENCAD, Inc. to be held on Thursday, July 17, 1997, or at any postponements or adjournments thereof, as specified on the other side, and to vote in his discretion on such other business as may properly come before the Meeting and any adjournments thereof.


      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)


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